UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Engility Holdings, Inc.

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ENGILITY HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Engility Holdings, Inc. (the “Company”), which will be held on Thursday, May 26, 2016 at 9:00 a.m. eastern daylight time at the Ritz Carlton Tysons Corner, 1700 Tysons Blvd, McLean, Virginia 22102.

We are holding the Annual Meeting for the following purposes:

1.

To elect William G. Tobin, Darryll J. Pines, David M. Kerko and Steven A. Denning as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement;

4.	To approve the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan;

5.	To approve the Engility Holdings, Inc. Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on Thursday, March 31, 2016 will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. On or about April 12, 2016, we mailed to all stockholders of record as of the close of business on Thursday, March 31, 2016 a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 31, 2015, and our proxy statement and proxy card on the Internet website indicated in our notice. The April 12, 2016 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

For questions on accessing proxy materials or voting, please call 1 (800) 579-1639.

By Order of the Board of Directors,

Thomas O. Miiller Senior Vice President, General Counsel and Corporate Secretary

April 12, 2016

YOUR VOTE IS IMPORTANT. STOCKHOLDERS MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD, BROKER INSTRUCTIONS OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON APRIL 12, 2016 FOR INFORMATION ON HOW TO VOTE IN PERSON OR BY INTERNET, TELEPHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 26, 2016.

As outlined in the notice we mailed to you on April 12, 2016 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available on the Internet at www.proxyvote.com.

APPENDIX A ENGILITY HOLDINGS, INC. SECOND AMENDED AND RESTATED 2012 LONG TERM PERFORMANCE PLAN	A-1

APPENDIX B ENGILITY HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN	B-1

ENGILITY HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF

STOCKHOLDERS

TO BE HELD ON MAY 26, 2016

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Engility Holdings, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 26, 2016 at 9:00 a.m. eastern daylight time at the Ritz Carlton Tysons Corner, 1700 Tysons Blvd, McLean, Virginia 22102, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are being distributed and made available on or about April 12, 2016 to all stockholders of record as of the close of business on March 31, 2016.

INTRODUCTION

On February 26, 2015, we completed the acquisition of TASC, Inc. (“TASC”), a leading professional services provider to the national security and public safety markets, in an all-stock transaction valued at approximately $1.3 billion, including the assumption of net debt of approximately $614 million. The combined companies now operate under a new holding company, New East Holdings, Inc., which was renamed “Engility Holdings, Inc.” upon the closing of the acquisition, and continues to trade on the New York Stock Exchange (“NYSE”) under the symbol “EGL”. As a result of the acquisition of TASC, certain former TASC stockholders, through Birch Partners, LP, now hold approximately 51.1% of our shares of common stock outstanding as of March 31, 2016, subject to the terms of a Stockholders Agreement described under Proposal 1 below.

This is the second proxy statement we have filed for the combined company following the acquisition of TASC. Because the acquisition occurred on February 26, 2015, the compensation and related information reported in this proxy statement relates to predecessor Engility Holdings, Inc. for the period prior to that date. Unless otherwise noted, references to “Engility”, the “Company”, “we”, “us” or “our” refer to predecessor Engility Holdings, Inc. for all periods prior to the completion of the TASC acquisitions and to successor Engility Holdings, Inc. (f/k/a New East Holdings, Inc.) for all periods subsequent to the TASC acquisition.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider in voting your shares. You should read the entire proxy statement, as well as our annual report on Form 10-K for the fiscal year ended December 31, 2015, carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE
I.	Election of 4 directors	FOR EACH NOMINEE	3
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR	58
III.	Advisory vote to approve the Company’s executive compensation on an advisory basis	FOR	61
IV.	To approve the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan	FOR	62
V.	To approve the Engility Holdings, Inc. Employee Stock Purchase Plan	FOR	75

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that good corporate governance is integral to our business, and the Board monitors developments in governance best practices to assure that it continues meeting its commitment to representation of stockholder interests. Below is a summary of certain corporate governance practices and facts:

INDEPENDENT CO-CHAIRMEN	8 OF OUR 9 DIRECTORS ARE INDEPENDENT
ANNUAL BOARD AND CHIEF EXECUTIVE OFFICER EVALUATIONS	FULL BOARD AND COMMITTEE OVERSIGHT OF RISK MANAGEMENT
STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS	COMPREHENSIVE CODE OF ETHICS AND BUSINESS CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
COMPENSATION PACKAGES DESIGNED TO PROMOTE A PAY FOR PERFORMANCE CULTURE	“CLAWBACK” POLICY PROVIDING FOR RETURN OF PERFORMANCE-BASED COMPENSATION
ANTI-HEDGING POLICY FOR DIRECTORS AND OFFICERS	BOARD PARTICIPATION IN EXECUTIVE SUCCESSION PLANNING
ANNUAL “SAY-ON-PAY” ADVISORY VOTES	BOARD OVERSIGHT OF COMPANY STRATEGY
ACTIVE STOCKHOLDER ENGAGEMENT

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and therefore maintain a proactive approach to stockholder engagement. In 2015, our major stockholder engagement activities included attendance at nine major investor conferences and eight investor road shows across North America. During these events, key members of our management team and investor relations staff met with numerous current and prospective stockholders. In addition, we regularly conduct conference calls with existing and potential shareholders and welcome stockholder input via the investor relations section of our website. We prioritize these stockholder engagement activities as we believe that they increase our transparency, visibility and accountability to our investor base.

BOARD OF DIRECTORS

The following table provides summary information regarding each nominee to the Board as well as board members not up for election at this year’s annual meeting. Information about each director’s experience, qualifications and skills can be found beginning on page 4.

				COMMITTEES

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	NCGC	OTHER PUBLIC COMPANY BOARDS
Steven A. Denning*	67	2015	Chairman, General Atlantic					None
David M. Kerko*	42	2015	Consultant, KKR					None
Darryll J. Pines*	51	2012	Dean of the Clark School of Engineering, University of Maryland					None
William G. Tobin*	78	2012	Managing Partner, Tobin Group			CHAIR		None
Peter A. Marino+	73	2015	Private consultant					Quality Technology Services
Anthony Principi	71	2012	Principal, The Principi Group				CHAIR	Cleveland Biolabs, Inc.
David A. Savner+	72	2012	Partner, Jenner & Block LLP					None
Lynn A. Dugle	56	2015	Chief Executive Officer, Engility Holdings, Inc.					State Street Corporation
Charles S. Ream	72	2012	Former EVP and CFO, Anteon International Corporation		CHAIR			None
				MEETINGS IN 2015:	7	5	1

AUDIT COMMITTEE (“AC”), COMPENSATION COMMITTEE (“CC”), NOMINATING/CORPORATE GOVERNANCE COMMITTEE (“NCGC”)

* UP FOR ELECTION AT 2016 ANNUAL MEETING

+ CO-CHAIRMAN OF THE BOARD

PROPOSAL 1    ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

Our Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board, and shall be divided into three classes. The Board is currently composed of nine directors.

As a condition to the closing of the TASC acquisition, on February 26, 2015, we entered into a Stockholders Agreement with Birch Partners, LP (“Birch Partners”), and for the limited purposes set forth therein, certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and certain investment funds affiliated with General Atlantic LLC (“GA” or “General Atlantic”) (the “Stockholders Agreement”), which establishes certain rights, restrictions and obligations of Birch Partners, KKR and GA, and sets forth certain governance and other arrangements relating to Engility, including the right of Birch Partners to designate (i) four directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns at least 50% of the shares of our common stock it owned as of February 26, 2015 and (ii) two directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns less than 50% but at least 25% of the shares of our common stock it owned as of February 26, 2015.

Pursuant to the Stockholders Agreement, we must include certain director nominees designated by Birch Partners (or after a distribution by Birch Partners to the KKR investors and GA investors, KKR and/or GA, respectively) in the slate of nominees recommended by the Board for election of directors. In the event any Board member nominated by such stockholder party resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement stockholder party director.

As of the effective date of the TASC acquisition and pursuant to the Stockholders Agreement discussed above, the size of our Board was increased from seven members to 11 members, including the seven members of the Board of Engility serving prior to the TASC acquisition (Edward P. Boykin, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner, Anthony Smeraglinolo and William G. Tobin) and four members designated by Birch Partners (Peter A. Marino, David M. Kerko, Steven A. Denning and Lynn A. Dugle, collectively, the “TASC Directors”). The TASC Directors were initially apportioned amongst the classes of the Board such that Lynn A. Dugle’s initial term expired at the 2015 annual meeting, where she was subsequently reelected for another three-year term. David M. Kerko and Steven A. Denning have initial terms expiring at this year’s Annual Meeting, and Peter A. Marino has an initial term expiring at our 2017 annual meeting.

In May 2015, Mr. Boykin declined to stand for election to our Board, and in February 2016, Anthony Smeraglinolo, our former President and Chief Executive Officer, resigned from our Board. The terms of four of our incumbent directors expire at the Annual Meeting. These directors are William G. Tobin, Darryll J. Pines, David M. Kerko and Steven A. Denning. The nomination of these directors for re-election to a three-year term has been recommended by the Nominating/Corporate Governance Committee and approved by the Board. There are currently two vacancies on the Board as a result of the retirement of Edward P. Boykin effective as of May 21, 2015 and the resignation of Anthony Smeraglinolo effective February 29, 2016. The Board has decided not to fill these vacancies as of the date of this proxy statement, but will periodically evaluate adding a 10th and/or 11th director based on the needs of the Board. The Company has not waived any rights under the Stockholders Agreement.

In addition to the four directors whose terms expire at the Annual Meeting, there are three directors whose terms expire at the 2017 annual meeting and two directors whose terms expire at the 2018 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting, one class of directors is elected for a three-year term.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

We seek to ensure that our Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively in light of our business and structure.

The TASC Directors, as noted above, were each a nominee designated by Birch Partners pursuant to the Stockholders Agreement.

When considering the experience, qualifications, attributes and skills of the Board, we focused primarily on the information discussed in each of the Board members’ biographical information set forth below.

•

With regards to Mr. Denning, his 35-year career with General Atlantic, where he is currently Chairman, provides Mr. Denning with a deep understanding of the strategic planning, corporate finance and public markets opportunities and challenges faced by growth companies like Engility. Mr. Denning also has served as a director of other private and public companies.

•

With regards to Ms. Dugle, she brings substantial operational and executive leadership experience in our industry and in particular in the intelligence community, where she most recently served as the president of Raytheon Intelligence, Information and Services (“IIS”) until March 2015. Ms. Dugle’s thorough understanding of our business, strategy, industry and competitive environment was one of many factors that resulted in the Board naming her Chief Executive Officer of the Company in March 2016. She also has served as a director of other private companies as well as non-profit and industry-related organizations.

•

With regards to Mr. Kerko, his 17 years with KKR, where he served as an executive, has provided Mr. Kerko with significant experience advising emerging and established companies with respect to strategic planning, corporate finance and public markets strategy, particularly in the technology industry. Mr. Kerko also has served on the boards of a number of private companies, and currently serves on the boards of Sonos, Savant, Aceco and Transphorm Inc.

•

With regards to Mr. Marino, he has extensive experience in defense and intelligence industries, including as a former executive chairman of TASC. He also has served as a director of other private and public companies.

•

With regards to Dr. Pines, he has extensive experience in aerospace engineering. Dr. Pines has served in a number of leadership positions in academia and with the Defense Advanced Research Project Agency (“DARPA”);

•

With regards to Mr. Principi, he has extensive legal and government relations experience in the public and private sectors. Mr. Principi has served as Secretary of the U.S. Department of Veterans Affairs and in other senior positions with the U.S. government and in the private sector for over two decades. He also has served as a director of other private and public companies;

•

With regards to Mr. Ream, he has significant financial and accounting experience. Mr. Ream has served as the chief financial officer and in other leadership roles in various companies in the defense and aerospace industry. He has also served as a partner in a “Big Four” public accounting firm and as a director of other public companies;

•

With regards to Mr. Savner, he has significant legal and management experience. Mr. Savner was the chief legal officer of one of the largest U.S defense contractors and is a partner with a major U.S. law firm; and

•

With regards to Mr. Tobin, he has significant management, recruitment and consulting experience and expertise. Mr. Tobin has served in various leadership positions in major leadership and talent consulting firms, and served in the U.S. Armed Forces for two decades. He also has served as a director of other public companies.

Name	Age(1)	Position	Annual Meeting at Which Term Will Expire
Steven A. Denning	67	Director	2016
Lynn A. Dugle	56	Director	2018
David M. Kerko	42	Director	2016
Peter A. Marino	73	Co-Chairman	2017
Darryll J. Pines	51	Director	2016
Anthony Principi	71	Director	2017
Charles S. Ream	72	Director	2018
David A. Savner	72	Co-Chairman	2017
William G. Tobin	78	Director	2016
(1)	As of March 31, 2016.

NOMINEES FOR ELECTION TO BOARD

      Steven A. Denning

Director since 2015

Mr. Denning has served as a director on our Board and as a member of the Compensation Committee of our Board since February 2015. Mr. Denning was a director of TASC from 2009 until February 2015. He is the chairman of General Atlantic. He joined the firm in 1980 and has helped build the organization into one of the leading global equity investment firms focused exclusively on investing in growth companies. Previous board roles include The Thomson Reuters Corporation, Gavilon Holdings, LLC, Genpact Limited, and IHS, Inc., along with several other public and private companies.

      David M. Kerko

Director since 2015

Mr. Kerko has served as a director on our Board and as a member of the Nominating/Corporate Governance Committee of our Board since February 2015. Mr. Kerko has served as a consultant to KKR since February 2015. Mr. Kerko was a director of TASC from 2009 until February 2015, and until February 2015 Mr. Kerko was an executive of KKR. Mr. Kerko joined KKR in 1998 and is a former member of the Technology industry team within KKR’s Private Equity platform. He was actively involved in KKR’s investments in Borden, Toys ‘R’ Us, TASC, NXP (formerly Philips Semiconductor), Savant and Sonos. Mr. Kerko also serves on the board of directors of Aceco, Savant, Sonos and Transphorm Inc. Prior to joining KKR, Mr. Kerko was with Gleacher NatWest Inc., where he was involved in a broad range of merger and acquisition transactions and financing work. He holds a B.S. and B.S.E., summa cum laude, from the University of Pennsylvania.

      Darryll J. Pines

Director since 2012

Dr. Pines has served as a director on our Board and as member of the Audit Committee and the Nominating/Corporate Governance Committee since 2012. Dr. Pines is Dean of the Clark School of Engineering at the University of Maryland and the Farvardin Professor of Aerospace Engineering. Prior to becoming Dean of the Clark School of Engineering, Dr. Pines served as Chair of the Department of Aerospace Engineering from 2006 through 2009 and as a Professor and Assistant Professor in the Clark School of Engineering from 1995 through 2003. From 2003 through 2006, Dr. Pines also served as Program Manager of the Tactical Technology Office and Defense Sciences Office for DARPA. Dr. Pines currently serves as a member of the board of directors of Aurora Flight Services, which he joined in 2014. Dr. Pines received a Bachelor of Science in Mechanical Engineering from the University of California at Berkley, and a Master of Science and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

      William G. Tobin

Director since 2012

Mr. Tobin has served as a director on our Board and as chair of the Compensation Committee since 2012 and as a member of our Nominating/Corporate Governance Committee since March 2016. Mr. Tobin previously served as a member of our Audit Committee from 2012 until February 2015. Mr. Tobin founded The Tobin Group, a management consulting group, in 2003 and continues as its Managing Partner. Previously, Mr. Tobin was Managing Director and Chairman of the Defense & Aerospace practice of Korn/Ferry International from 1986 through 2003. From 1981 through 1985, Mr. Tobin was Founding Partner of The Tobin Group. Prior to founding The Tobin Group, Mr. Tobin served as an officer in the U.S. Army for 20 years. Mr. Tobin is a former director of DynCorp International, Inc., Integrated Defense Technology, Vertex Aerospace and WorldStore International, and an Advisory Board Member of Veritas Capital. Mr. Tobin received a Bachelor of Science in Engineering from the U.S. Military Academy, West Point, a Master of Arts in International Relations from the Elliot School of International Affairs at George Washington University and a Masters of Business Administration from Long Island University.

CONTINUING DIRECTORS UNTIL 2017 MEETING

      Peter A. Marino

Director since 2015

Mr. Marino has served as a director and Co-Chairman of our Board, as a member of the Compensation Committee since February 2015, and as a member of our Nominating/Corporate Governance Committee since March 2016. Mr. Marino was a director of TASC from 2010 to February 2015. Since 2011, he served as the chairman of the TASC board. Since 1999, Mr. Marino has been working as a private consultant for government and industry on defense and intelligence issues in addition to serving on several boards. Mr. Marino serves on the board of Vsitronix, IDSS and Catapult Consultants and on the proxy boards for Inmarsat Government and DRS Technologies, Inc. Mr. Marino has also chaired the proxy boards for BEI Precision and QinetiQ North America. Mr. Marino has held senior executive positions with Fire Arms Training Systems, E–Systems, Inc. and Lockheed Martin Corporation and, for over 16 years, served in a number of senior positions at the Central Intelligence Agency.

      Anthony Principi

Director since 2012

Mr. Principi has served as a director on our Board, as member of the Nominating/Corporate Governance Committee since 2012 (and as chair of the Nominating/Corporate Governance Committee since February 2015) and as a member of our Audit Committee since March 2016. Mr. Principi previously served as a member of the Compensation Committee from 2012 to February 2015. Mr. Principi serves as Principal of the Principi Group, a consulting firm. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc., a biopharmaceutical company. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a director and member of the Corporate Governance and Compensation and Evaluation Committees of Mutual of Omaha, as a director and member of the Nominating and Governance Committee of Cleveland BioLabs, Inc. and as a director and member of the Nominating and Corporate Governance Committee of Imprimis Pharmaceuticals, Inc. Mr. Principi served as Executive Chairman of QTC Management, and was a director of Perot Systems Corporation. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

      David A. Savner

Director since 2012

Mr. Savner has served as a director on our Board since 2012, as Co-Chairman of our Board since February 2015, as a member of the Compensation Committee since February 2015 and as a member of our Audit Committee since March 2016. From 2012 until February 2015, Mr. Savner was chair of the Nominating/Corporate Governance Committee. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block, Mr. Savner was Senior Vice President, General Counsel and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009. Prior to joining General Dynamics, Mr. Savner was a Partner of Jenner & Block, and Chair of its Corporate Practice. Mr. Savner received a Bachelor of Arts from Northwestern University and a Juris Doctor from Northwestern University School of Law.

CONTINUING DIRECTORS UNTIL 2018 MEETING

      Lynn A. Dugle

Director since 2015

Ms. Dugle has served as a director on our Board since February 26, 2015 and as our Chief Executive Officer since March 2016. Ms. Dugle previously served as a member of our Audit Committee from February 2015 to March 2016. Ms. Dugle was a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon Company, a publicly traded company specializing in defense and other government markets throughout the world, in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. Ms. Dugle serves as a director and member of the Audit and Technology Committees of State Street Corporation, a publicly traded financial holding company, and as a member of the Defense Science Board.

      Charles S. Ream

Director since 2012

Mr. Ream has served as a director on our Board and as chair of the Audit Committee since 2012 and served as a member of the Compensation Committee from 2012 to February 2015. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation, an international information technology firm, until his retirement in 2006. Prior to joining Anteon International Corporation in 2003, Mr. Ream was Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. from 2000 through 2001. Prior to joining Newport News Shipbuilding, Mr. Ream served as Senior Vice President of Finance of Raytheon Systems Company from 1998 through 2000, and served as Chief Financial Officer of Hughes Aircraft Company from 1994 through 1997. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner at Deloitte & Touche LLP. Mr. Ream serves as Audit Committee Chairman of Truvan Health Analytics, Inc., a portfolio company of Veritas Capital. Mr. Ream served as a director of AeroFlex Holdings Corp., Allied Defense Group, Inc., Vencore, Inc., Vangent, Inc., Stanley, Inc., DynCorp International, Inc. and Stewart & Stevenson Services, Inc. Mr. Ream received a Bachelor of Science in Accounting from the University of Arizona and a Master of Accounting from the University of Arizona. Mr. Ream is a Certified Public Accountant (inactive).

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the election of William G. Tobin, Darryll J. Pines, David M. Kerko and Steven A. Denning as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees.

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines, which include information regarding the Board’s mission and director responsibilities, director qualifications and determination of director independence and other guidelines, are available on the Company’s website, www.engilitycorp.com, by clicking on “Investor Relations” and then “Corporate Governance”. This section of the website makes available all of the Company’s corporate governance materials, including the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the charters for each Board committee, the Company’s Code of Ethics and Business Conduct (the “Code of Conduct”), the Company’s Supplier Code of Conduct and information about how to report concerns about the Company. Instructions for how to obtain copies of the Company’s corporate governance documents and how to communicate with the Company’s directors are included below. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance documents as it deems necessary and appropriate.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size of the Board;

•	Director qualifications and independence;

•	Executive sessions;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Board and committee meetings;

•	Board committees;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

We intend to disclose any future amendments to our Corporate Governance Guidelines on our website.

DIRECTOR INDEPENDENCE

Our Board, upon recommendation of our Nominating/Corporate Governance Committee, has determined that the following directors are independent, representing each of our non-executive directors: Steven A. Denning, David M. Kerko, Peter A. Marino, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner, and William G. Tobin. Our Board annually determines the independence of directors based on a review by the Board and the Nominating/Corporate Governance Committee. No director will be considered independent unless the Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has determined it is in the best interests of the Company to adopt categorical independence standards that are set forth in the Corporate Governance Guidelines.

The Board also considers certain objective standards in affirmatively determining whether a director is independent, including those objective standards set forth in the NYSE rules, which generally provide that:

•

A director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer, of the Company, would not be independent until three years after the end of such relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 in a given year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) would not be independent until three years after ceasing to receive such amount.

•

A director who is a partner of or employed by, or whose immediate family member is a partner of or employed by and personally works on the Company’s audit, a present or former internal or external auditor of the Company would not be independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serves on the other company’s compensation committee would not be independent until three years after the end of such service or employment relationship.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until three years after falling below such threshold.

In making its determination as to the independence of our directors, the Board considered (i) that Messrs. Marino, Denning and Kerko were nominated pursuant to the Stockholders Agreement by Birch Partners, the owner of approximately 51.1% of our outstanding common stock, (ii) Mr. Marino’s former position as Executive Chairman of TASC prior to the completion of the TASC acquisition and (iii) Mr. Denning’s position as Chairman of GA and Mr. Kerko’s former position as an executive of KKR, and that GA and KKR through Birch Partners beneficially own approximately 51.1% of our outstanding common stock. The Board considered the above relationships of Messrs. Marino, Denning and Kerko and affirmatively determined that these relationships did not impair their independence.

COMMITTEES OF THE BOARD OF DIRECTORS

The primary standing committees of our Board include an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee each as further described below. Each of these committees is composed exclusively of directors who are independent as defined in the NYSE listing standards. In addition, the Board has established a subcommittee of our Compensation Committee consisting of Messrs. Savner and Tobin for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also have a Special Activities Committee as discussed further below. Other committees may also be established by the Board from time to time. Committee membership shown below is as of the date of this proxy statement.

Chairperson	Member		Financial Expert	Co-Chair
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Special Activities Committee
Steven A. Denning
Lynn A. Dugle
David M. Kerko
Peter A. Marino
Darryll J. Pines
Anthony Principi
Charles S. Ream
David A. Savner
William G. Tobin

Audit Committee. The Audit Committee of our Board (the “Audit Committee”) has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy and effectiveness of our system of internal controls. In addition, the Audit Committee appoints or discharges our independent auditor, reviews and approves auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor and reviews and approves or ratifies transactions with related persons. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. All members of the Audit Committee are independent and financially literate. Further, the Board has determined that Charles S. Ream possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and that Charles S. Ream qualifies as an “audit committee financial expert” as defined under the applicable Securities and Exchange Commission (“SEC”) rules. In 2015, the Audit Committee met seven times.

Compensation Committee. The Compensation Committee of our board (the “Compensation Committee”) oversees all compensation and benefit programs and actions that affect our executive officers and directors. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs. Pursuant to the Compensation Committee’s charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, consisting of one or more independent members of the Compensation Committee. The Board has established a subcommittee of our Compensation

Committee consisting of Messrs. Savner and Tobin for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code and for purposes of Section 16 of the Exchange Act. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Compensation Committee is an independent, non-employee director, and there are no Compensation Committee interlocks involving any of the members of the Compensation Committee. In 2015, the Compensation Committee met five times.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee of our Board (the “Nominating/Corporate Governance Committee”) is responsible for developing and recommending to the Board criteria for the selection of director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board including the evaluation of candidates for the Board recommended by the Company’s stockholders in accordance with the instructions set forth under “Stockholder Nominees” below; reviewing the performance of incumbent directors in determining whether to recommend them for reelection to the Board; considering questions of independence and possible conflicts of interest of incumbent directors and executive officers; overseeing the annual performance review of the Company’s Chief Executive Officer; and overseeing and approving the continuity planning process. The Nominating/Corporate Governance Committee also reviews and recommends action to the Board on matters involving corporate governance and, in general, oversees the evaluation of the Board. The responsibilities of the Nominating/Corporate Governance Committee are more fully described in the Nominating/Corporate Governance Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Nominating/Corporate Governance Committee is independent. In 2015, the Nominating/Corporate Governance Committee met one time.

Special Activities Committee. In addition to the primary standing committees of our Board, the Board has also established a Special Activities Committee that is responsible for assisting the Board in fulfilling its oversight responsibility of the Company’s business activities that for purposes of national security have been designated as classified by the United States government; providing proper governance related to the Company’s work in classified Intelligence, Space and Special Access Department of Defense programs within the context of the Board’s overarching governance responsibilities; and assisting the Board in assessing the Company’s strategic, operational and financial performance within the Intelligence community markets. The responsibilities of the Special Activities Committee are more fully described in the Special Activities Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. In 2015, the Special Activities Committee met two times.

EXECUTIVE SESSIONS

Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually, the independent directors will meet in separate executive session. David A. Savner and Peter A. Marino, the independent Co-Chairmen of the Board, currently preside over each session. According to our Corporate Governance Guidelines, unless there is a non-employee Chairman, or Co-Chairman, as applicable, the Board shall annually elect or reaffirm by majority vote a Lead Independent Director, who shall lead the executive sessions. Our Corporate Governance Guidelines also provide that the executive sessions shall serve as the forum for the annual evaluation of the performance of the Company’s Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

CRITERIA FOR DIRECTOR NOMINATIONS

Our Board is responsible for nominating directors for election by stockholders. Subject to the requirements of the Stockholders Agreement, in nominating a slate of directors, our Board, with the assistance of the Nominating/Corporate Governance Committee, will take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board, and (b) all other factors it considers appropriate, which may include ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial and accounting experience to enable the Nominating/Corporate Governance Committee to determine whether the director candidate would be suitable for membership on the Company’s Audit Committee (including as an “audit committee financial expert”). The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Nominating/Corporate Governance Committee also may consider the extent to which a director candidate would fill a present need on the Board.

When seeking candidates for director, the Nominating/Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders. Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Corporate Secretary and, if submitted in accordance with the procedures set forth in this proxy statement and the Company’s Amended and Restated Bylaws, will be forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. After conducting an initial evaluation of a candidate, the Nominating/Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating/Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board such candidate’s election.

STOCKHOLDER NOMINEES

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

•

in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made; and

•

in the case of a nomination of a person or persons for election to the Board at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders for which notice has been given commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Amended and Restated Bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our Amended and Restated Bylaws are posted on the Corporate Governance portion of our website located at www.engilitycorp.com.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Company and its stockholders are currently best served by having David A. Savner and Peter A. Marino serve as Co-Chairmen, which is likewise a requirement pursuant to the terms of the Stockholders Agreement. This structure promotes unified leadership in light of the recent business combination, and having independent chairmen enhances the ability of the Board to carry out its oversight function.

The Board believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. The Board believes that the Company’s current leadership structure is appropriate and does not adversely affect the Board’s role in risk oversight of the Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

In 2015, we conducted an annual enterprise risk management assessment led by our Corporate Compliance Officer and our Director of Internal Audit, who reports directly to our Audit Committee. In this process, we assessed risk throughout the Company by conducting interviews of our employees and the Chairman of our Audit Committee, soliciting information regarding business risks that could significantly adversely affect the Company. Our Corporate Compliance Officer and Director of Internal Audit prepared a report for the Audit Committee, regarding the key identified risks and how we manage these risks to review and analyze both on an annual and ongoing basis. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Each quarter, the Board also receives presentations from senior management on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, our Director of Internal Audit, our Corporate Compliance Officer, our Corporate Ethics Officer and our independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Code of Conduct and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as described on page 25 of this proxy statement in “Executive Compensation—Compensation Discussion and Analysis”.

BOARD MEETINGS AND COMMITTEES; POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

During 2015, our Board held five meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he or she served as a director. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings. At the 2015 annual meeting of stockholders, all of the directors serving on our Board at the time attended the meeting.

CODE OF ETHICS AND BUSINESS CONDUCT

We have a Code of Conduct that is applicable to all our directors, officers and employees. The Code of Conduct is available on the Corporate Governance page of our website at www.engilitycorp.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee in fiscal 2015 were (i) from January 1, 2015 until the closing of the TASC acquisition, Messrs. Tobin, Principi and Ream; and (ii) following the closing of the TASC acquisition, Messrs. Denning, Marino, Savner and Tobin. All members of the Compensation Committee in fiscal 2015 were independent within the meaning of the NYSE listing standards, and no member was an employee or former employee of the Company. During fiscal 2015, no member of the Compensation Committee had any relationship requiring disclosure under the section “Certain Relationships and Related Party Transactions.” None of our executive officers served during fiscal 2015 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2015 as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Nominating/Corporate Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to Engility Holdings, Inc., Attention: Audit Committee, 3750 Centerview Drive, Chantilly, Virginia 20151. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

DIRECTOR COMPENSATION

Directors who also serve as employees of the Company do not receive payment for services as directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The 2015 compensation program for our non-employee directors is described further below.

The Board believes that our non-employee directors’ compensation program:

•	ties a significant portion of directors’ compensation to stockholder interests because the value of restricted stock units fluctuates up or down depending on our stock price;

•	focuses on the long term, since the shares underlying restricted stock unit awards generally are not delivered until after the director leaves the Board;

•	is simple to understand and communicate; and

•	is equitable based on the work required of directors, as the level of cash retainer varies depending on the specific responsibilities of the directors.

2015 DIRECTOR COMPENSATION PROGRAM

Non-employee director compensation in fiscal 2015 consisted of an annual cash retainer of $75,000 and an annual equity award of restricted stock units with a grant date fair value of $100,000 and a one year cliff vesting. Under our fiscal 2015 non-employee director compensation program, we also paid an annual cash retainer for serving as a Board chairperson of $40,000, an annual cash fee for serving as chair of the Audit Committee of $20,000, an annual cash fee for serving as chair of the Compensation Committee of $15,000, an annual cash fee for serving as chair of the Nominating/Corporate Governance Committee of $10,000, an annual cash fee for serving as an Audit Committee member of $10,000, an annual cash fee for serving as a Compensation Committee member of $7,500 and an annual cash fee for serving as a Nominating/Corporate Governance Committee member of $5,000.

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2015.

2015 Director Compensation

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Edward P. Boykin(3)	33,925	5,809	106,222	145,956
Lynn A. Dugle	98,028	100,000	--	198,028
Peter A. Marino	107,194	100,000	--	207,194
Darryll J. Pines	90,000	100,000	106,222	296,222
Anthony Principi	83,444	100,000	106,222	289,666
Charles S. Ream	98,750	100,000	106,222	304,972
David A. Savner	116,667	100,000	106,222	322,889
William G. Tobin	91,556	100,000	106,222	297,778

(1)

Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company granted these restricted stock units to its directors under the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan.

The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s performance and stock price, and continued service on our Board.

(2)	Represents special cash dividends paid or credited in connection with the TASC acquisition.

(3)	Mr. Boykin declined to stand for re-election to our Board in May 2015.

Following its annual review of our director compensation program, the Board, upon the recommendation of the Compensation Committee and its independent compensation consultant, Frederick W. Cook & Co. Inc. (“F.W. Cook”), did not modify our non-employee director compensation for fiscal year 2016. Each of Steven A. Denning and David M. Kerko has waived his compensation as a director of the Company.

OUR EXECUTIVE OFFICERS

The following table sets forth the information as of March 31, 2016 regarding our executive officers.

Name	Age	Position(s)
Lynn A. Dugle	56	Chief Executive Officer
John P. Hynes, Jr.	55	President and Chief Operating Officer
Wayne M. Rehberger	59	Senior Vice President and Chief Financial Officer
Thomas O. Miiller	59	Senior Vice President, General Counsel and Corporate Secretary

Lynn A. Dugle—Ms. Dugle has served as a Director on our Board since February 2015 and as our Chief Executive Officer since March 2016. Ms. Dugle previously served as a member of our Audit Committee from February 2015 to March 2016. Ms. Dugle was a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon Company in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. Ms. Dugle serves as a Director and member of the Audit and Technology Committees of State Street Corporation, and as a member of the Defense Science board.

John P. Hynes, Jr.—Mr. Hynes has served as our President and Chief Operating Officer since March 2016, and previously served as our Executive Vice President and Chief Operating Officer since our acquisition of TASC in February 2015. Mr. Hynes served as President and Chief Executive Officer of TASC from 2013 to February 2015, and before being named to this role, Mr. Hynes was TASC’s Executive Vice President and Chief Operating Officer. Prior to his promotion to TASC’s Chief Operating Officer in September 2012, since 2011 Mr. Hynes was Senior Vice President of TASC’s Defense and Civil Group, the TASC organization that supported the Department of Defense, Department of Homeland Security and civilian agencies such as the Federal Aviation Administration and NASA. Before that, Mr. Hynes was Senior Vice President and General Manager of SAIC’s Mission Support Business Unit, a 3,600-person organization with more than $1 billion in revenue earned from a wide array of services to the intelligence community, including geospatial products, all-source analysis, operational support and language services. During his military service, Hynes was a naval aviator, and served at the Navy Operational Intelligence Center. Mr. Hynes currently serves on the board of advisors of the Intelligence and National Security Association and on the board of directors of the Capital Area Food Bank.

Wayne M. Rehberger—Mr. Rehberger has served as our Senior Vice President and Chief Financial Officer since our acquisition of TASC in February 2015. He had previously served as Senior Vice President and Chief Financial Officer of TASC since June 2010. Mr. Rehberger has more than 25 years of diversified financial and telecommunications management experience. Prior to joining TASC in June 2010, he was the Chief Operating Officer of XO Communications, a facilities-based telecommunications services provider. Before taking on the role of Chief Operating Officer in May 2004, Mr. Rehberger had served as XO Communications’ Chief Financial Officer since November 2000. From June 1986 until March 2000, Mr. Rehberger was affiliated with MCI Communications, where he held several broad financial roles, including Senior Vice President of Finance. Mr. Rehberger began his corporate career with the KPMG consulting business in Washington, D.C., where he worked primarily with U.S. government agencies and defense contractors. Mr. Rehberger also served for 10 years in the United States Army and Army Reserve, achieving the rank of major. He earned a Master of Business Administration at the University of South Carolina and a Bachelor of Science degree in business administration at Bucknell University.

Thomas O. Miiller—Mr. Miiller has served as our Senior Vice President, General Counsel and Corporate Secretary since 2012. Mr. Miiller previously served as Senior Vice President and General

Counsel of L-3 Services Group since he rejoined L-3 Communications Holdings, Inc. (“L-3”) in December 2004. He had previously served in various legal positions within L-3 and its predecessor companies from 1987 through 2000. In the years prior to rejoining L-3, Mr. Miiller was Vice President, General Counsel and Secretary of Allied Aerospace, Inc., a privately held defense aerospace company. Before joining L-3 in 1987, Mr. Miiller was an attorney in the Dykema Gossett law firm in Washington D.C. Mr. Miiller has a Bachelor’s degree in Political Science from the University of Utah and a Juris Doctor’s degree from the National Law Center, George Washington University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, unless otherwise approved or ratified pursuant to the “Related Person Transaction Policy,” our Audit Committee, or the disinterested members of our Board, reviews and approves all related party transactions. Prior to its approval of any related party transaction, the Audit Committee or the disinterested directors will discuss the proposed transaction with management, including the nature of the related person’s interest in the transaction and all material terms and conditions of the transaction.

STOCKHOLDERS AGREEMENT

On February 26, 2015 the Company entered into the Stockholders Agreement with Birch Partners, certain investment funds affiliated with KKR and certain investment funds affiliated with GA. The Stockholders Agreement became effective upon the closing of the TASC acquisition and sets forth certain arrangements and contains various provisions relating to, among other things, standstill restrictions, voting restrictions, board representation, transfer restrictions and registration rights, described further below.

Each of Birch Partners, KKR and GA are affiliates of the Company. Birch Partners received 18,796,791 shares, or approximately 51.1%, of the issued and outstanding shares of common stock of the Company as a result of the acquisition of TASC. Birch GP, LLC (“Birch GP”) is the general partner of Birch Partners, and the members of Birch GP are investment funds affiliated with KKR and GA.

In the discussion of the terms of the Stockholders Agreement below, the “stockholder party” means Birch Partners, and, following a distribution of any shares of our common stock, par value $0.01 per share, held by Birch Partners to the KKR investors and the GA investors, the KKR investors and the GA investors. The “stockholder group” means Birch Partners, together with any affiliate of Birch Partners or a KKR investor or GA investor who becomes a “stockholder” within the meaning of the Stockholders Agreement, in each case that beneficially owns any of the Company’s common stock and has become a party to the Stockholders Agreement. In this item discussion, “independent directors” means the directors of the Company who are not nominees of the stockholder party.

Board Representation. The Stockholders Agreement provides the stockholder party with four nominees, subject to the following:

•

for so long as each of the GA investors and the KKR investors, as applicable, beneficially own at least 50% of the shares of the Company’s common stock it beneficially owned on February 26, 2015, the stockholder party will have the right to nominate four of the Board members;

•

for so long as each of the GA investors and the KKR investors, as applicable, beneficially own less than 50% but at least 25% of the shares of the Company’s common stock it owned on February 26, 2015, the stockholder party will have a right to nominate two of the Board members;

•

upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 50%, but at least 25%, of the shares of the Company’s common stock they beneficially owned on February 26, 2015, one of the Company’s board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board; and

•

upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 25% of the shares of the Company’s common stock they beneficially owned on February 26, 2015, the remaining Board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board.

Pursuant to the Stockholders Agreement, the Company will include the stockholder party nominees in the slate of nominees recommended by the Company’s Board for election of directors and will use its reasonable best efforts to cause the stockholders of the Company to elect the stockholder party nominees. In the event any of the Board members nominated by the stockholder party (a “Stockholder Party Director”) resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement Stockholder Party Director. The initial Stockholder Party Directors have been divided among the staggered classes of Company directors so that one initial Stockholder Party Director’s term ended at the 2015 annual meeting (where such Stockholder Party Director was subsequently reelected for any additional three-year term), two Stockholder Party Directors have terms ending at this year’s Annual Meeting and one Stockholder Party Director has a term ending at the 2017 annual meeting.

Pursuant to the Stockholder’s Agreement, until February 26, 2017, the Board will maintain a co-chairman structure with one Stockholder Party Director co-chairman and one co-chairman elected by a majority of the independent directors. So long as there are two or more Stockholder Party Directors, one Stockholder Party Director will serve on each committee of the Company’s Board (other than a committee that is to be composed solely of independent directors or a committee established to address conflicts with the stockholder group or the KKR investors or the GA investors). So long as there is at least one Stockholder Party Director serving on the Company’s Board, one Stockholder Party Director will serve on the Compensation Committee. No Stockholder Party Director will serve on any committee if it would violate mandatory legal or listing requirements concerning that director’s independence, but the Company will take all reasonable efforts to avoid any such disqualification.

Voting. So long as the stockholder party has director nomination rights under the Stockholders Agreement, with respect to any proposal or resolution relating to the election of directors, it will vote or cause to be voted all of its voting securities in the same manner as, and in the same proportion to, all shares voted by holders of voting securities (except that with respect to the Stockholder Party Director nominees, the stockholder party may vote all of its voting securities in favor of the Stockholder Party Director nominees). For purposes of the Stockholders Agreement, “voting securities” means the Company’s common stock and shares of any other class of capital stock or interests in any other equity securities of the Company then entitled to vote generally in the election of directors.

In the case of all other proposals or resolutions that require a stockholder vote, the stockholder party will vote or cause to be voted all of its excess voting power (defined as the aggregate percentage of voting power represented by the stockholder group’s voting securities out of the total voting power of all the Company’s common stock, less 30%) in the same manner as, and in the same proportion to, all shares voted by holders of voting securities, excluding the votes or actions of the stockholder group with respect to its voting securities representing 30% of the total voting power of all the Company’s common stock.

Standstill Restrictions. The Stockholders Agreement contains certain standstill provisions generally restricting the stockholder group, certain of the KKR investors and certain of the GA investors and certain of their respective affiliates from February 26, 2015 until, with respect to any party, six months after such party no longer has any rights to nominate or designate nominees to the Company’s board.

Change of Control. Without the approval of a majority of the independent directors, no member of the stockholder group, the KKR investors or the GA investors may enter into or affirmatively support any transaction resulting in a change of control of the Company in which any member of the stockholder group receives per share consideration in its capacity as a holder of the Company’s common stock in excess of that to be received by other holders of the Company’s common stock.

Transfer Restrictions. The stockholder group, the KKR investors and the GA investors will be subject to certain transfer restrictions related to the Company’s common stock for a period beginning on February 26, 2015 and ending on the earlier of February 27, 2021 and the day following the date on which the Company undergoes an ownership change (as defined in Section 382(g) of the Code) (an “Ownership Change”), including the following:

•	no member of the stockholder group may sell or transfer any shares of the Company’s common stock directly held by such member;

•

no KKR investor or GA investor may permit the sale or transfer of an equity interest in a KKR investor or a GA investor by any person who holds any direct or indirect equity interest in any of the KKR investors or GA investors, respectively (which we refer to as a partner) (other than pursuant to a redemption of such an equity interest in a KKR investor or a GA investor), that would result in an “owner shift” under Section 382(g) of the Code (an “Owner Shift”);

•

no KKR investor or GA investor may permit any transfer of the limited partnership interests of Birch Partners directly held by any limited partner of Birch Partners other than the KKR investors or the GA investors (each such limited partner a “Co-investor Partner”);

•

no member of the stockholder group nor any KKR investor or GA investor may otherwise effect any transaction that would result in a direct or indirect transfer of shares of the Company’s common stock (including pursuant to a redemption of an equity interest in a KKR investor or a GA investor) unless a committee of the Company’s Board composed solely of independent directors (the “Committee”) provides a written determination that such transaction would not result in an Owner Shift; and

•	Birch Partners may not effect a distribution of any of its shares of the Company’s common stock to any of its partners prior to February 27, 2018.

Notwithstanding the restrictions discussed above, for the period beginning on February 27, 2018 and ending on the earlier of February 27, 2021 and the date on which the Company undergoes an Ownership Change, the Stockholders Agreement permits the KKR investors and GA investors and any partner or co-investor partner to effect an indirect or direct sale or transfer of up to an aggregate of 16,481,516 shares of the Company’s common stock, as adjusted for any stock split, reverse stock split or similar transaction (the “Waived Transfer Amount”). Certain sales or transfers will not count toward or reduce the Waived Transfer Amount, including:

•

any direct or indirect sale or transfer of an equity interest in a KKR investor or a GA investor by a partner (other than pursuant to a redemption of a partner’s equity in a KKR investor or a GA investor) that does not result in an Owner Shift;

•

any other direct or indirect sale or transfer by any member of the stockholder group, the KKR investors or the GA investors or a redemption of a partner’s equity interest in a KKR investor or a GA investor that, in accordance with a written determination of the Committee, does not result in an Owner Shift; and

•

a distribution by the stockholder group of any the Company’s common stock held by Birch Partners to a co-investor partner if, both (a) the Committee provides a written determination that such distribution would not result in an Owner Shift and (b) either (i) the Committee makes a written determination that the sale or transfer of such the Company common stock directly held by the co-investor partner after such distribution does not result in an Owner Shift or (ii) the co-investor partner represents and undertakes to the Company that it will not directly sell or transfer any the Company common stock received in such distribution, other than in a distribution to its equity holders.

Notwithstanding the restrictions described above, beginning on the earlier of (i) February 27, 2021 and (ii) the day following the date on which the Company undergoes an Ownership Change, the stockholder group, the KKR investors, the GA investors, the partners and the co-investor partners may, subject to the restrictions described in the immediately following paragraph, directly or indirectly sell or transfer any of the shares of the Company’s common stock held directly or indirectly by them regardless of whether such sale or transfer results in an Owner Shift.

In addition to and notwithstanding the restrictions described above, no member of the stockholder group may, individually or in the aggregate, other than in connection with a registered public offering, including any underwritten offering or a change of control transaction affecting the Company, which change of control transaction is approved by the Board, knowingly transfer shares of the Company’s common stock to a person (other than to any permitted transferee, as defined in the Stockholders Agreement) who, after such acquisition, would hold in excess of 5% of the outstanding shares of the Company’s common stock.

The persons in the stockholder group are, with respect to the shares of the Company’s common stock they hold (“registrable shares”), entitled to certain registration rights beginning February 26, 2018, including (i) the right to request that the Company file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement; (ii) up to eight demand registration rights in the event that the Company is no longer eligible to use or otherwise ceases to maintain an effective shelf registration statement; and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of the Company’s common stock owned by such holders be included in certain registration statements filed by the Company, in each case subject to the transfer restrictions contained in the Stockholders Agreement. In connection with these registration rights, the Company has agreed to effect certain procedural actions, including taking certain actions to properly effect any registration statement or offering and to keep the participating stockholder parties reasonably informed with adequate opportunity to comment and review, as well as customary indemnification and contribution agreements.

Termination. The Stockholders Agreement will terminate by consent of all parties or when the stockholder group no longer beneficially owns any shares of the Company’s common stock. Certain sections of the Stockholders Agreement, including those relating to indemnification, will survive such termination, and the provisions relating to registration rights will survive termination of the Stockholders Agreement until the first date on which there are no registrable shares outstanding.

OTHER RELATIONSHIPS

Certain investment funds affiliated with KKR hold limited partner interests in Birch Partners, LP and membership interests in Birch GP, LLC, the general partner of Birch Partners, LP, the holder of approximately 51.1% of our outstanding common stock. Further, David M. Kerko, a Director on our Board since February 26, 2015, is a former executive of KKR.

Certain banking institutions (including affiliates of KKR) were commitment parties under our bridge loan commitment which consisted of a commitment to provide a promissory note of $585 million (the “Bridge

Loan Commitment”) which was used among other things, to: (1) repay outstanding indebtedness under our existing credit facilities; (2) following such repayment but prior to the consummation of the acquisition of TASC, provide funds for the payment of the special cash dividend in connection with the acquisition of TASC; and (3) pay transaction fees and expenses and for general corporate purposes.

Certain banking institutions (including affiliates of KKR) were also party to the Second Amended and Restated First Lien Joinder Agreement, dated December 23, 2014, to TASC’s existing First Lien Credit Agreement, dated as of May 23, 2014 (the “First Lien Credit Agreement”) and the Second Amended and Restated Second Lien Joinder Agreement, dated January 26, 2015, to TASC’s existing Second Lien Credit Agreement (the “Second Lien Credit Agreement”), dated as of May 23, 2014, pursuant to which KKR (among other entities) agreed to provide debt facilities consisting of (i) new senior secured first lien incremental term loans in an aggregate amount of $435.0 million (the “Incremental First Lien Term Facility”), (ii) additional senior secured first lien revolving commitments in an aggregate amount of $65.0 million (the “Incremental First Lien Revolving Facility”) and (iii) new senior secured second lien incremental term loans in an aggregate amount of $150.0 million (the “Incremental Second Lien Facility” and together with the Incremental First Lien Term Facility and the Incremental First Lien Revolving Facility, the “Incremental Debt Facilities”). The Incremental Debt Facilities were implemented in connection with the closing of the acquisition of TASC and used to repay the outstanding indebtedness of the Bridge Loan Commitment.

Certain banking institutions (including at certain points affiliates of KKR) are also lenders under TASC’s existing credit facilities consisting of (i) a $395 million first lien term loan facility maturing on May 23, 2020 (the “First Lien Term Facility”), (ii) a $50 million revolving credit facility that terminates on May 23, 2019, with a $12.5 million letter of credit sublimit and a $15 million swing line loan sublimit (the First Lien Revolving Facility”) and (iii) a $250 million second lien term loan facility maturing on May 23, 2021 (the “Second Lien Facility”, and together with the First Lien Term Facility and the First Lien Revolving Facility, the “Existing Credit Facilities”). The Existing Credit Facilities together with the Incremental Debt Facilities (each of which has the same maturity date as the corresponding existing facility) are referred to as the “TASC Credit Facilities”. An affiliate of KKR received approximately $1.7 million in total fees under the TASC Credit Facilities during 2015. As of March 31, 2016, the interest rates on our First Lien Term Facility, First Lien Revolving Facility and Second Lien Facility were approximately 7%, 8.5% and 12%, respectively. As of the date hereof, affiliates of KKR only hold a portion of the revolving credit facility and do not hold any debt under the other TASC Credit Facilities.

We, and certain of our subsidiaries, now guarantee and provide security for all indebtedness of TASC, including the TASC Credit Facilities. After repayment in full of the Bridge Loan Commitment in connection with the closing of the acquisition of TASC, as of March 31, 2016, we, through the Existing Credit Facilities and the Incremental Debt Facilities, had $758 million outstanding under the first lien indebtedness and $390 million outstanding under the second lien indebtedness. The amount of principal and interest paid from the closing of the acquisition of TASC to March 31, 2016 was approximately $210.3 million.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (the “CD&A”) provides a detailed description of our executive compensation philosophy and program for 2015. The CD&A describes the decisions made by the Compensation Committee under our executive compensation programs and the factors considered in those decisions. Specifically, the CD&A discusses various elements of this compensation program and the reasoning for the particular levels and forms of compensation provided to our named executive officers (“NEOs”). Engility’s NEOs for 2015 were:

•	Anthony Smeraglinolo, former President and Chief Executive Officer (who ceased to serve as an executive officer of the Company and resigned from our Board effective February 29, 2016)

•	John P. Hynes, Jr., President and Chief Operating Officer (who was promoted from Executive Vice President to President effective February 29, 2016)

•	Wayne M. Rehberger, Senior Vice President and Chief Financial Officer

•	Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary

•

Kirk G. Dye, former Senior Vice President, Human Capital Strategies (who stepped down from this position to assume the position of Senior Vice President and Account Executive for the Company’s Federal Civilian Account on January 21, 2016)

•	Michael J. Alber, former Senior Vice President and Chief Financial Officer (who resigned from this position in connection with the closing of the TASC acquisition on February 26, 2015)

•	Craig R. Reed, former Senior Vice President, Strategy and Corporate Development (who ceased to be an employee of the Company on December 31, 2015)

EXECUTIVE SUMMARY OF FISCAL 2015 COMPANY PERFORMANCE AND COMPENSATION HIGHLIGHTS

Engility’s compensation program is designed to reward our employees for delivering strong financial performance that benefits our stockholders. The program also incentivizes employees to continue our tradition of delivering superior and cost-effective results to our government customers.

This pay for performance culture closely aligns the compensation of our executive officers and other senior leaders with the interests of our stockholders. For this reason, 100% of the target annual cash incentive compensation of our executive officers for 2015 was based on objective metrics that we believe drive corporate performance and stockholder returns: adjusted earnings before interest, taxes, depreciation and amortization (“AEBITDA”) and days sales outstanding (“DSO”), weighted at 65% and 35%, respectively. We also remained focused on stockholder returns and long-term growth through the grant of performance units, which comprised 60% of the target equity compensation for our executive officers and others in senior leadership. These performance units are discussed on page 35 below.

2015 BUSINESS HIGHLIGHTS

In February 2015, we completed one of the largest consolidations in the government services industry through our successful acquisition of TASC. TASC is a leading provider of enterprise systems engineering, mission-enabling architectures and value-based solutions for the national security and public safety markets, and provided us with significant new customers and capabilities in the intelligence, space and federal civilian markets.

This transformational acquisition was our second since we became an independent public company in July 2012, and reflects our strategy of acquiring new customers, capabilities and markets through selective acquisitions. In 2014, Engility acquired Dynamics Research Corporation (“DRC”), a leader in the healthcare, homeland security, financial regulation and reform, defense readiness and command, control and communications (C3) markets. Together, these two transactions provided us with the necessary scale to pursue our strategy of positioning the Company for larger contract opportunities.

The TASC and DRC transactions also enabled us to broaden our industry exposure. In 2015, approximately 42% of our business was related to defense customers, and approximately 57% was for intelligence and U.S. federal agencies, compared to approximately 61% and 37%, respectively, in 2014.

A major enabler of our 2015 performance was the successful integration of Engility and TASC on schedule and with synergy cost savings above expectations.

At the end of the year, DSOs were lowered to 56 days, down from 74 days at the end of 2014. We won contract awards worth $1.6 billion and continued to provide our customers with strong program performance and efficient pricing. In terms of our stock performance, for the year ended December 31, 2015, we delivered a total shareholder return (“TSR”) (i.e., the change in share price, plus any dividends) of approximately 1% versus an average TSR of approximately -1% for Standard & Poor (S&P) 500 companies and -6% for Russell 2000 companies in 2015.

CONSIDERATION OF 2015 “SAY-ON-PAY” ADVISORY VOTE

We provided stockholders a “say-on-pay” advisory vote on our executive compensation at the 2015 annual stockholders meeting, which received the approval of 98% of stockholders voting in person or by proxy at the meeting. The Compensation Committee evaluates the results of our “say-on-pay” advisory vote annually, and in accordance with the recommendation of our Board, we intend to conduct this vote annually. In light of the substantial support expressed by our stockholders for our compensation program, the Compensation Committee did not make any changes to our executive compensation program and policies as a direct result of the 2015 “say-on-pay” advisory vote.

COMPENSATION PHILOSOPHY

Our compensation philosophy supports a pay for performance culture. We target total compensation, which is composed of base salaries and annual and long-term incentive opportunities, to generally approximate market median compensation levels. For 2015, the majority of each executive’s target pay opportunity was delivered in the form of annual cash incentive compensation and stock-based long-term incentive awards. The Compensation Committee believes it is appropriate to deliver above market pay when earned by superior performance and below market pay for underperformance.

The specific objectives of Engility’s program include the following:

•	Alignment—to align the interests of executives and stockholders through short- and long-term performance-based incentive plans.

•	Performance—to provide rewards commensurate with performance through variable incentive compensation that is dependent upon Engility’s performance and the executive’s individual achievements.

•	Retention—to attract, retain and incentivize highly qualified, high performing executives to lead Engility’s success and growth.

To achieve these specific objectives, Engility’s executive compensation programs are guided by the following core principles:

•	Tailored Compensation—compensation of each executive should be based on the individual’s role, responsibilities, performance and experience.

•

Pay for Performance—executive compensation packages should promote a pay for performance culture through performance-based variable compensation primarily based on Engility’s annual and long-term financial results most likely to increase stockholder value.

EXECUTIVE COMPENSATION PRACTICES

Below are executive compensation practices that we have implemented to drive performance. In addition, we have listed practices we have not implemented because we do not believe they serve our stockholders’ long-term interests.

WHAT WE DO

  PAY FOR PERFORMANCE—For 2015, 100% of our target annual cash incentive compensation was based on Engility’s performance against pre-determined objective financial metrics. We also include an individual performance modifier to our annual cash incentive compensation plan to incentivize and recognize exceptional individual contributions. In addition, 60% of our 2015 target long term equity grants were performance units that pay out based on Engility’s financial performance over a three-year period, subject to adjustment based on Engility’s TSR over a three-year period relative to identified peers.

  REASONABLE POST-EMPLOYMENT/CHANGE IN CONTROL PROVISIONS—We have reasonable severance and change in control provisions, designed to be competitive in our executive recruiting and retention efforts. We have also added double trigger acceleration provisions to our equity grant agreements starting in 2016.

  MODEST PERQUISITES—We provide modest perquisites, consisting of executive health benefits, life insurance and tax and financial planning.

  STOCK OWNERSHIP AND RETENTION GUIDELINES—We have adopted stock ownership and retention guidelines for our executive officers to align their personal long-term interests with those of our stockholders. Our non-executive directors also must retain their vested Engility equity until the earlier of their resignation or a change in control of Engility.

  REGULAR REVIEW OF SHARE UTILIZATION—We evaluate share utilization by reviewing overhang levels and run rates (dilutive impact of equity compensation on our stockholders) in connection with the approval of our annual compensation program.

  INDEPENDENT COMPENSATION CONSULTING FIRM—The Compensation Committee uses an independent compensation consulting firm that provides no other services to the Company.

  MITIGATE UNDUE RISK IN COMPENSATION PROGRAMS—We mitigate undue compensation risks by using caps on performance payments, clawback provisions, and retention provisions, as well as Board and management processes to identify risk. The annual and long term plans feature multiple performance targets that create a natural tension between annual and long term financial performance.

WHAT WE DON’T DO

  PROVIDE EMPLOYMENT CONTRACTS TO OUR EXECUTIVE OFFICERS(1)

  NO EXCISE TAX GROSS-UPS ON PERQUISITES OR SEVERANCE BENEFITS UPON CHANGE IN CONTROL

  NO HEDGING TRANSACTIONS OR SHORT SALES BY EXECUTIVE OFFICERS OR DIRECTORS PERMITTED

  NO PENSION OR SUPPLEMENTAL COMPANY CONTRIBUTED EXECUTIVE RETIREMENT BENEFIT PLANS

(1)	Messrs. Hynes and Rehberger are parties to legacy employment agreements with TASC that were assumed and remain in effect following the Company’s acquisition of TASC.

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

Our annual target total direct compensation (“TDC”) typically consists of three elements: base salary, annual cash incentive compensation and annual grants of long-term equity-based incentive compensation. In 2015, following the TASC acquisition, we also granted incentive performance retention units described on page 36 below. Excluding the one-time grant of performance retention units, 79% of the 2015 target TDC for our Chief Executive Officer (CEO) was either performance-based or long-term incentive compensation and 66% of target TDC for the other NEOs was performance-based or long-term incentive compensation.* The emphasis on performance-based compensation and long-term incentives is consistent with our pay for performance culture and our objective to align the interests of executives and stockholders.

*Pay mix for the Other NEOs reflects the average pay mix for Messrs. Hynes, Rehberger, Miiller, and Dye. This data excludes the pay mix for Messrs. Alber and Reed who separated from service during fiscal 2015.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. The Compensation Committee generally sets NEO base salaries within a competitive range of market median. As a result, the Compensation Committee adjusted the 2015 base salaries of our NEOs (excluding Messrs. Rehberger, Hynes and Alber) to bring them within their respective competitive ranges. The base salaries for each NEO for 2015 are set forth below.

Named Executive Officer	2015 Base Salary ($000)(1)	Percentage Increase over 2014 Base Salary
Anthony Smeraglinolo(2)	800	14.3%
Wayne M. Rehberger(3)	450	N/A
Michael J. Alber(4)	440	N/A
John P. Hynes, Jr.(3)	600	N/A
Thomas O. Miiller	450	28.6%
Kirk G. Dye(5)	325	8.3%
Craig R. Reed(6)	400	11.1%

(1)	Base salary increases became effective as of February 26, 2015.
(2)	As of February 29, 2016, Mr. Smeraglinolo ceased to be an executive officer of the Company.
(3)	Messrs. Rehberger and Hynes joined the Company in connection with the closing of the TASC acquisition on February 26, 2015.

(4)	As of February 26, 2015, Mr. Alber ceased to be an executive officer of the Company and therefore was not considered for a salary increase.
(5)	As of January 21, 2016, Mr. Dye ceased to be an executive officer of the Company.
(6)	As of December 31, 2015, Mr. Reed ceased to be an employee of the Company.

The Compensation Committee approved base salary increases for Messrs. Smeraglinolo, Miiller, Dye and Reed based on a determination to bring them closer to market median salaries, in recognition of the significant additional responsibilities that they each assumed in 2014 and 2015, and to reflect each executive’s performance in 2014. Because Mr. Alber left the Company on February 26, 2015, he was not considered for a base salary increase.

Annual Incentive Awards

For 2015, our Compensation Committee adopted an annual incentive compensation program (the “2015 AICP”) pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan (the “Cash Plan”) to incentivize our senior leaders, including the NEOs, to achieve the Company’s 2015 performance objectives. Specifically, the AEBITDA and DSO targets for the 2015 program were based on the Company’s internal financial projections in its 2015 annual operating plan. These annual incentive awards were paid in accordance with the following formula, as discussed in more detail below.

Annual Incentive Award	=	Incentive Award Target	x	Financial Rating	x	Bonus Factor (Personal Rating)

Annual Incentive Award Targets

Under the 2015 AICP, each NEO had an annual incentive award target, expressed as a percentage of base salary, intended to provide the NEO with target total cash compensation around market median. The 2015 AICP also provided for payment of above-market cash compensation for superior performance. Similarly, it provided for reduced or no cash-based incentive compensation for corporate and personal performance that fell below threshold levels. Award payouts under the 2015 AICP also remained subject to the negative discretion of the Compensation Committee to avoid unwarranted windfalls or based on such other factors as the Compensation Committee deemed appropriate.

The 2015 annual incentive award targets for our NEOs are set forth below.

Named Executive Officer	2015 Award Target (% of base salary)	2015 Award Target ($000)
Anthony Smeraglinolo	100%	800
Wayne M. Rehberger	100%	450
Michael J. Alber(1)	N/A	N/A
John P. Hynes, Jr.	100%	600
Thomas O. Miiller	60%	270
Kirk G. Dye	60%	195
Craig R. Reed	60%	240

(1)	Mr. Alber was not eligible to participate in the 2015 AICP due to his departure from Engility in connection with the TASC acquisition.

Financial Rating

Engility’s executive compensation programs are tightly linked to overall company performance. For this reason, 100% of the target annual incentive award for our NEOs and other senior leaders in 2015 was based on the following two performance measures: AEBITDA and DSO. Together, these two performance measures are referred to as the “Company Performance Measures.” The 2015 target values and weightings are described in the table below.

Performance Measure	2015 Target Value	Weighting	Rationale
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (AEBITDA)	$224.7M	65%*	• Measures profitability • Forecasts ability to grow cash reserves and repay debt
Days Sales Outstanding (DSO)	66	35%	• Measures efficiency of cash flow management • Key performance measure evaluated by peers and industry analysts

* Given the importance of AEBITDA to our overall business, the Compensation Committee also determined that performance below the threshold value (discussed below) for this measure would result in no annual incentive awards for our executive officers for 2015.

In 2014, we used adjusted earnings before interest and taxes as our earnings performance measure. For 2015, the Compensation Committee approved the use of AEBITDA as our earnings performance measure, as AEBITDA is the measure more commonly used by our investors to measure our operating performance.

In calculating AEBITDA, the Compensation Committee adjusted net income, as reported in the consolidated and combined financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for the following items that the Company’s management believes are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring:

•	Impairment charges, as well as any costs related to refinancing existing debt;

•	Gains or losses on retirement of debt, or on asset dispositions;

•

Gains, losses or other events treated for accounting purposes as items of an unusual nature or of a type that indicates infrequency of occurrence under U.S. generally accepted accounting principles (“GAAP”);

•	Non-cash gains or losses on discontinued operations;

•	Non-cash gains or losses related to the adoption of new accounting standards required by GAAP or SEC rules;

•	Gains or losses (i) on litigation matters and (ii) indirect rate / cost audits for years prior to 2013, in each case at or exceeding $100,000 individually or $1 million in the aggregate;

•	Gains or losses related to the resolution of income tax contingencies for business acquisitions;

•	Transaction and integration costs related to business acquisitions;

•	Stock compensation expense; and

•	Costs related to our spin-off from L-3 in July 2012 (the “Spin-Off”), strategic realignment and acquisitions.

The ultimate payout with respect to the Company Performance Measures was based on our 2015 full year performance against the target values set forth in the tables below. Actual performance for each financial measure was measured against the threshold, target and ceiling values set forth below. If the calculated financial measure falls between these values, linear interpolation is used to arrive at the final percentage payout for such measure.

AEBITDA				DSO
	Target	Payout			Target	Payout		Total Weighted Financial Rating
Ceiling	$269.7M	200%	+	Ceiling	62	200%	=
Target	$224.7M	100%		Target	66	100%
Threshold	$168.5M	25%		Threshold	70	50%
(65% weight)				(35% weight)

The table below shows the financial performance of the Company, and the corresponding financial ratings for the 2015 fiscal year.

Measure	Performance Target	Actual Performance	Financial Rating	Weight
AEBITDA	$224.7M	$221.8M	96.1%	65%
DSO	66.0	57	200%	35%
		Total Weighted Financial Rating	132.5%

Bonus Factor (Personal Rating)

In 2014, we used personal ratings as a component (weighted at 20%) of the target annual incentive award. For 2015, the Compensation Committee approved the use of the personal rating as a bonus factor to serve as a multiplier on any amounts payable under the 2015 AICP. The Compensation Committee instituted this change to increase the differentiation in payouts under the 2015 AICP based on personal performance, which it believed would better incentivize participants to achieve or exceed individual performance goals that drive shareholder value. The individual performance of each of our NEOs is evaluated following the end of the fiscal year on a scale from 1 to 5, as set forth in the table below, based on the full year performance of our NEOs. Personal ratings are based on the assessment of the NEO’s performance relative to pre-determined qualitative individual goals, which, in the case of the CEO, are established by the Compensation Committee. The CEO establishes these goals for the other NEOs. The personal rating can reduce or increase from 50% to 150% the amount otherwise payable under the 2015 AICP. Accordingly, the maximum potential payout for any NEO under the 2015 AICP was equal to 300% of the NEO’s target bonus opportunity.

Personal Rating	Payout Scale
5 Significantly Exceeds Expectations	150%
4 Exceeds Expectations	125%
3 Meets Expectations	100%
2 Met Most Expectations	75%
1 Below Expectations	50%

For 2015, the individual goals varied by executive and were based on specific key Company-wide objectives, personal business objectives, critical business outcomes and achievements, overall leadership and adherence of their respective functional areas to the Company’s high standards of ethical conduct.

Our CEO submits to the Nominating/Corporate Governance Committee a self-assessment of his performance addressing his overall leadership and performance with respect to previously approved objectives. The Nominating/Corporate Governance Committee evaluates the CEO’s performance through a process that solicits input from each member of the Board, and then delivers its assessment of his performance to the Compensation Committee. The Compensation Committee then evaluates the CEO’s performance as it relates to compensation and provides its recommendation to the Board for approval.

Our CEO also provides performance assessments and submits recommended personal ratings to the Compensation Committee for all executives who report directly to him, including our other NEOs. The Compensation Committee considers and approves the personal rating of their compensation.

In determining the personal ratings and payout percentages of our NEOs for 2015, the Compensation Committee considered the 2015 performance of each executive as described below.

Anthony Smeraglinolo.    As President and CEO, Mr. Smeraglinolo led the Company through the successful acquisition TASC, which nearly doubled the Company’s business portfolio while expanding its addressable market. The TASC transaction strongly aligned with the Company’s stated objective to reduce its reliance on defense-related work, and re-position the Company in growth markets such as intelligence, space and other federal civilian agencies. Mr. Smeraglinolo also led the TASC integration process, which delivered synergy and cost savings above plan and ahead of schedule.

John P. Hynes, Jr.    As Executive Vice President and Chief Operating Officer, Mr. Hynes oversaw numerous successful initiatives in 2015 that were designed to optimize the Company’s organizational structure and position the Company for sustainable organic growth. Mr. Hynes worked closely with Mr. Smeraglinolo in developing the Company’s leadership structure following the closing of the TASC transaction, and made several personnel changes within each customer account to better align with the Company’s strategic objectives. Mr. Hynes oversaw the restructuring of the Company’s business development function in order to improve win rates and optimize business development resources. Mr. Hynes also significantly contributed to the Company’s financial performance by managing the Company’s indirect costs below their forecasted levels and overseeing a successful bid protest that resulted in a key win in the Company’s Space Account.

Wayne M. Rehberger.    As Senior Vice President and Chief Financial Officer, Mr. Rehberger led the successful integration of the Company’s finance, accounting, information technology and real estate functions following the TASC transaction, and achieved significant cost savings in each of these areas. He also restructured the Company’s financial reporting function in order to deliver more timely financial data to the Board and senior leadership. Mr. Rehberger oversaw the development of the Company’s operating plan for 2015, and his leadership resulted in the Company’s achievement of several of its key financial objectives. Mr. Rehberger also assumed responsibility for the Company’s investor relations function and oversaw a coordinated outreach to the Company’s key shareholders and analysts.

Thomas O. Miiller.    As Senior Vice President and General Counsel, Mr. Miiller led the legal and compliance functions in 2015, and also assumed responsibility for corporate strategy in connection with the departure of Mr. Reed. Mr. Miiller played a key role in the successful acquisition and subsequent integration of TASC. Mr. Miiller also led the restructuring of the Company’s corporate strategy and market intelligence functions to better align with the Company’s organic growth focus. He was also responsible for strategic oversight of all major litigation and investigations as well as the practices that have led to a reduction in claims against the Company and associated legal expenses. Mr. Miiller also oversaw multiple bid protests in 2015, which resulted in either corrective action or another favorable outcome for the Company. Finally, Mr. Miiller continued his leadership role in the development and administration of the Company’s executive compensation programs.

Kirk G. Dye.    As Senior Vice President, Human Capital Strategy, Mr. Dye was responsible for creating a new organization focused on the recruitment, retention, development and engagement of the talent required for the Company to accomplish its strategic objectives. Mr. Dye had a leadership role in the subsequent integration of TASC, and served as chair of the integration steering committee. Following the TASC acquisition, Mr. Dye led a Company-wide effort to implement leadership development and cultural initiatives for the combined companies, and was responsible for developing a brand repositioning campaign for the Company. Mr. Dye also assumed responsibility in 2015 for the Company’s communications and market strategy functions, and oversaw the creation of a new marketing strategy linked to the Company’s brand repositioning.

2015 Annual Incentive Award Payments

Based on the formula and performance described above, the Compensation Committee calculated the cash bonuses payable to our NEOs for the 2015 fiscal year as set forth in the table below:

Named Executive Officer	Target Bonus Opportunity ($000)	Actual Bonus Earned ($000)
Anthony Smeraglinolo	800	1,060
John P. Hynes, Jr.(1)	600	845
Wayne M. Rehberger	450	596
Michael J. Alber(2)	N/A	N/A
Thomas O. Miiller	270	358
Kirk G. Dye	195	323
Craig R. Reed	240	318

(1)	The Compensation Committee determined to increase Mr. Hynes’ 2015 cash bonus by $50,000 in recognition of his role in supporting a key win in the Company’s Space Account.
(2)	Mr. Alber was not eligible to participate in the 2015 AICP due to his separation in connection with the closing of the TASC acquisition.

Long-Term Incentive Awards

We provide long-term incentive (“LTI”) awards to our officers, including our NEOs, in the form of equity grants. The target annual LTI for each of our NEOs and other senior leaders takes into account the Company’s long-term business objectives, the ability of each individual to influence the overall performance of the Company, demonstrated performance of each individual, competitive market practices, and aggregate equity usage and impact on shareholder dilution.

2015 LTIP Grants

Our 2015 long-term equity-based program consists of performance units (which can settle in stock or cash, at the discretion of our Compensation Committee), representing 60% of each award, and time-based restricted stock units (“RSUs”), representing 40% of each award. In connection with this program, our Compensation Committee approved the Engility Holdings, Inc. 2015 Long Term Incentive Plan (the “2015 LTIP”), an annual equity compensation plan pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (the “Equity Plan”), under which each of our NEOs received an award of performance units and RSUs based on a percentage of their base salaries and calculated by dividing the award value by the closing share price of EGL stock on the date of the grant.

•

Performance Units. 2015 LTIP performance units cliff vest on the third anniversary of the grant, which follows a three-year performance period beginning January 1, 2015 (the “Performance Period”). The number of shares of the Company’s common stock or the cash equivalent that are ultimately vested will vary depending on the Company’s performance against the following two metrics, each of which are weighted equally:

1.	2017 Revenue. The first metric measures the Company’s revenue for fiscal year 2017, as adjusted for any Board-approved acquisitions or dispositions (“2017 Revenue”).

2.	Cash Flows. The second metric measures the sum of the Company’s adjusted cash flows from operations over the Performance Period (“Cash Flows”).

Actual 2017 Revenue and Cash Flow performance will be measured at December 31, 2017, the end of the Performance Period. The performance units then cliff vest on the third anniversary of the grant date and the payout on these awards can range from zero to 200% of the target number of units. This calculated payout may be increased up to 25% of the target number of units if Engility’s TSR during the performance period is in the top quartile relative to the Total Compensation Peer Group (as set forth on page 40) or decreased by 25% if Engility’s TSR is in the bottom quartile. There is no adjustment to the number of performance units if Engility’s TSR falls in the second or third quartiles relative to the Total Compensation Peer Group. Vested performance units may be settled in cash or in shares of the Company’s common stock at the Compensation Committee’s discretion.

2017 Revenue			Cash Flows			Relative TSR			Actual Payout
50% Weight			50% Weight			Modifier
Performance	Payout		Performance	Payout		Performance	Payout		Determined at the end of the 3-year performance period
Maximum	200%		Maximum	200%		Above 75th Percentile	+25%
Target	100%	+	Target	100%	+	51st-75th Percentile	+/-0%	=
Threshold	50%		Threshold	50%		26th-50th Percentile	+/-0%
Below Threshold	0%		Below Threshold	0%		25th Percentile and Below	-25%

•

Restricted Stock Units. RSUs are equity-based awards designed to enhance the retention of executives critical to the long-term success of the organization and to facilitate the ownership of Company stock. These awards align the interests of our executives with our shareholders as the value of each underlying unit is directly tied to the Company’s stock price. RSUs granted to our NEOs in fiscal 2015 vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary and 50% on the third anniversary. Vested RSUs may be settled in cash or the Company’s common stock at the Compensation Committee’s discretion.

The table below provides (i) the grants of RSUs and performance units to the NEOs in March 2015, expressed as a dollar value and (ii) the target dollar value of such grants.

Executive	Dollar Value of 2015 Performance Unit Awards ($000)	Dollar Value of 2015 RSU Awards ($000)	Target Dollar Value of 2015 LTIP Grants ($000)
Anthony Smeraglinolo	1,269	860	2,129
Wayne M. Rehberger	332	225	557
Michael J. Alber(1)	N/A	N/A	N/A
John P. Hynes, Jr.	531	360	891
Thomas O. Miiller	266	180	446
Kirk G. Dye	192	130	322
Craig R. Reed(2)	236	160	396

(1)	Mr. Alber was not eligible to participate in the 2015 LTIP due to his resignation in connection with the closing of the TASC acquisition.
(2)	On December 31, 2015, Mr. Reed left the Company and, accordingly, forfeited his right to any payments under the 2015 LTIP.

Performance Retention Awards

In 2015, the Compensation Committee approved a special, one-time grant of performance units, which we refer to as Performance Retention Awards (“PRAs”), for our NEOs except Mr. Alber. The PRAs are intended to align the interests of the newly formed senior leadership team consisting of legacy Engility and TASC executives, recognize their contributions to the successful closing of one of the largest consolidations in the government services industry, promote the successful integration of the transformative TASC acquisition, and retain executive talent critical to the success of the integration and the ongoing operations of our company. The grant date fair value of the awards was equal to 1.5 times the target 2015 LTIP amounts for eligible participants (the “target level”). The number of PRAs that were issued on the grant date was based on the volume weighted average price per share of our common stock for the 20 trading days immediately following the closing of the TASC acquisition. The PRAs cliff vest at the end of a three-year period subject to achievement of a pre-established performance goal related to the transaction—specifically, reducing the Company’s ratio of net debt to AEBITDA. The Compensation Committee chose this metric because it closely measures both the Company’s success in driving cost synergies through the successful integration TASC and its ability to prepay its indebtedness. The maximum number of performance units payable under the PRAs is limited to 200% of the target level and the minimum payout will be 50% of the target level. Vested performance units may be settled in cash or the Company’s common stock at the Compensation Committee’s discretion. These awards were granted on a one-time basis, and there are no other awards of this type outstanding for our NEOs.

The table below reflects the grant date fair value of the PRAs to each of the NEOs.

Executive	PRA Grant Date Fair Value ($000)
Anthony Smeraglinolo	3,139
John P. Hynes, Jr.	1,314
Wayne M. Rehberger	821.2
Michael J. Alber(1)	N/A
Thomas O. Miiller	657
Kirk G. Dye	474.5
Craig R. Reed	584

(1)	Mr. Alber was not granted a PRA due to his resignation in connection with the closing of the TASC acquisition.

Treatment of Equity-Based Awards in Connection with TASC Acquisition

The TASC acquisition constituted a “change in control” of Engility under the terms of our Equity Plan. As a result, the vesting of certain of our equity awards was accelerated and the determination of performance shares eligible to vest was accelerated pursuant to the terms of the applicable awards agreements. Specifically, in connection with the TASC acquisition:

•

RSUs.    Each RSU held by Engility employees vested and settled in shares of successor Engility common stock. Notwithstanding the foregoing, each of the NEOs who was serving as an executive officer of the Company immediately prior to the closing of the TASC acquisition agreed to waive his rights to accelerated vesting of his outstanding RSUs (and the vesting of the related Engility special cash dividend with respect to such awards) as of the effective time of the TASC acquisition. The RSUs subject to these waivers were assumed by successor Engility and vest and settle (together with the payment of the Engility special cash dividend paid in connection with the TASC acquisition) in accordance with their terms and the terms of the applicable waivers.

•	Performance Shares. The performance shares granted to the NEOs and other Engility employees in 2013 and 2014 were treated as follows:

•	2014 Grants. The shares of Engility common stock subject to the 2014 performance share awards and the related accrual of the Engility special cash dividend with respect to such performance shares was reduced to the target amount of shares prior to the consummation of the TASC acquisition.

•	2013 Grants. The shares of Engility common stock subject to the 2013 performance share awards and the related accrual of the Engility special cash dividend with respect to such performance shares were determined at the closing of the mergers based on Engility’s actual performance as of a shortened performance period ending on February 19, 2015. Based on this calculation, the value of these awards were settled at 127% of their target value.

Any performance shares not earned based on the measurements discussed above were forfeited to and cancelled by predecessor Engility. The portion of both the 2013 and 2014 performance shares (together with the payment of the Engility special cash dividend) that were not forfeited were assumed by successor Engility and continue to vest in accordance with the terms of their applicable award agreements. The 2013 performance shares vested in accordance with the terms of the underlying award agreements in March 2016.

•

Stock Options.    Each unvested stock option vested and was assumed by successor Engility and continued in accordance with its existing terms. The exercise price of these stock options was adjusted to reflect the full amount of the Engility special cash dividend, subject to certain U.S. Internal Revenue Service limitations, which required a cash payment of a portion of the Engility special cash dividend in lieu of a reduction to the exercise price of the affected stock option below a threshold level.

Additional Compensation Elements

Executive Benefits and Perquisites

Deferred Compensation Plans. Historically, Mr. Smeraglinolo made deferral elections under two predecessor L-3 deferred compensation plans, which our Compensation Committee adopted following the Spin-Off: the Engility Corporation Deferred Compensation Plan I and the Engility Corporation Deferred Compensation Plan II. Each of these plans required the distribution of all contributions to participants following a change of control. Accordingly, in 2015, Mr. Smeraglinolo received all of his accrued benefits under these plans following the TASC transaction.

We have also adopted the nonqualified Engility Corporation 2013 Deferred Compensation Plan (the “2013 Deferred Compensation Plan”), which became effective on January 1, 2013, to offer highly compensated senior employees, including our NEOs, an opportunity to save for their future financial needs at little cost to the Company. There are no company matching contributions under the 2013 Deferred Compensation Plan, and deferred amounts earn interest at the prime rate, which is funded by the Company. For 2015, none of our NEOs participated in the 2013 Deferred Compensation Plan.

Perquisites. We provide each of our NEOs with modest perquisites, consisting of executive medical benefits, supplemental life insurance coverage and financial planning and tax assistance.

Severance and Change in Control Benefits. We have adopted two severance plans—the Engility Holdings, Inc. Severance Plan (the “Severance Plan”) and the Engility Holdings, Inc. Change in Control Severance Plan (the “Change in Control Severance Plan” and, together with the Severance Plan, the “Severance Plans”)—to provide competitive severance benefits to the Company’s executive officers, including our NEOs, upon the occurrence of a qualifying separation event. In addition, the vesting of our executives’ outstanding RSUs fully accelerates upon a change in control of the Company, in part, to provide certainty of equity-related benefits. Our performance shares, performance units and PRAs also provide for accelerated vesting in connection with or following a change in control as described on page 51 of this proxy statement.

The TASC acquisition constituted a change in control under the Change in Control Severance Plan. As a result, Mr. Alber received severance benefits under this plan following his departure from Engility on March 4, 2015. Mr. Smeraglinolo and Mr. Reed also received severance benefits under this plan in 2016 following their departures from Engility.

Messrs. Hynes and Rehberger are parties to legacy employment agreements with TASC that were assumed by the Company in the TASC acquisition. In the event of a termination of employment without “cause” or for “good reason” (each as defined in the employment agreements), Messrs. Hynes and Rehberger would be entitled to receive severance benefits equal to 1.5 times base salary, 1.5 times average annual bonus for the two preceding fiscal years, and a lump sum payment equal to the cost of 18 months’ COBRA premiums for continued participation in the Company’s health and welfare plans, plus base salary and a pro rata bonus accrued prior to the date of termination.

For information on the amounts that would be payable under our Severance Plans and otherwise upon a change in control, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment” beginning on page 51 of this proxy statement. There are no tax-gross ups on any benefits payable under the Severance Plans.

HOW WE MAKE COMPENSATION DECISIONS

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation program. The program is designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation program encourages and rewards fiduciary responsibility, prudent business judgment and appropriate risk-taking over the short-term and the long-term.

The Compensation Committee, with the participation of its independent compensation consultant, F.W. Cook, and our management, conducted a risk assessment of the Company’s compensation program to assess whether risks arising from the program are reasonably likely to have a material adverse effect on the Company. The compensation program includes several design features in our cash and equity incentive programs that reduce the likelihood of excessive risk-taking.

Based on its assessment, the Compensation Committee believes that our compensation program does not motivate risk-taking that is reasonably likely to have a material adverse effect on the Company.

Use of Market Data and Competitive Compensation Positioning

How Do We Use “Benchmarks”?

The Compensation Committee evaluates and sets compensation for each executive by, in part, using data collected from the annual proxies of our Total Compensation Peer Group as well as industry surveys (“market data”). This market data is compiled to establish competitive compensation benchmarks for each NEO. The Compensation Committee defines competitive for base salaries as the approximately median (50th percentile) of our Total Compensation Peer Group. The Compensation Committee also targets total potential compensation opportunities (including equity awards) within a competitive range of the median of our Total Compensation Peer Group.

In some instances however, the benchmarks resulting from market data may not sufficiently capture the specific responsibilities of our NEOs to assess the competitiveness of their compensation packages. Accordingly, our NEOs may be compensated below or above the levels suggested by the benchmarks based on various considerations, including whether such NEO has assumed additional responsibilities beyond those typical for his or her role.

Decision-Making Process and Role of Executive Officers

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee, which is ultimately responsible for the review and approval of compensation for our CEO and all executives that directly report to the CEO. Key areas of responsibility for the Compensation Committee are described in “Corporate Governance—Committees of the Board of Directors—Compensation Committee” on page 12 of this proxy statement.

Role of Management and Our Chief Executive Officer

The Company’s management assists the Compensation Committee in the design and development of the competitive compensation program by providing data, analysis and suggested plan designs to the Compensation Committee in order to ensure that Engility’s programs and incentives align with and support the Company’s business strategy.

Our CEO annually reviews the performance of our NEOs (other than the CEO) and recommends their base salary adjustments, annual incentive plan target opportunities and long-term incentive award values to the Compensation Committee. Our CEO has no role, however, in determining his or her own compensation.

Role of the Compensation Consultant

The Compensation Committee selects and compensates an independent outside consultant to advise it on matters concerning executive and director compensation. Since the Spin-Off, the Compensation Committee has retained F.W. Cook as its independent compensation consultant. In order to remain independent, F.W. Cook performs no other services for the Company. In March 2015, the Compensation Committee evaluated whether any relationship with F.W. Cook raises any conflict of interest or impaired F.W. Cook’s independence and determined that it did not.

Total Compensation Peer Group

We use a comparator group of peer companies as a key input when making compensation decisions (the “Total Compensation Peer Group”). Specifically, our peer group is used:

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to evaluate share utilization by reviewing overhang levels and annual run rate;

•	to benchmark the form and mix of incentive compensation awarded to employees;

•	to benchmark share ownership guidelines;

•	to examine whether executive compensation programs are aligned with competitive market practices and Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

The Total Compensation Peer Group companies for 2015 are listed below.

2015 Total Compensation Peer Group
AAR Corporation	Harris Corporation	MAXIMUS Inc.
Booz Allen Hamilton Holding Corp.	ICF International, Inc.	Science Applications International Corporation
CACI International Inc.	Kratos Defense & Security Solutions, Inc.	Tetra Tech, Inc.
CAE Inc.	Leidos, Inc.	Unisys Corporation
Cubic Corporation	ManTech International Corp.	Vectrus, Inc.

ADDITIONAL INFORMATION

Executive Stock Ownership Guidelines

We have stock ownership guidelines for executives, including our NEOs. These guidelines are designed to align the executives’ long-term financial interests with those of our stockholders. The stockholder ownership guidelines are as follows:

Executive	Value of Common Stock to be Owned
President and Chief Executive Officer	6 times base salary
Executive and Senior Vice Presidents	3 times base salary
Vice Presidents that report directly to our Chief Executive Officer (excluding non-executive officers)	2 times base salary

Shares that count towards compliance with the guidelines include:

•	shares owned individually by the executive or jointly by the executive and his or her spouse;

•	shares held in a trust established by the executive for the benefit of the executive or his or her family members;

•	shares of equity-based instruments (excluding stock options) that vest solely based on time;

•	shares of vested deferred stock units; and

•	shares held in the Engility 401(k) plan account.

Until they satisfy their applicable ownership guideline, executive officers are required to retain 50% of their vested net shares (after settlement of taxes) acquired pursuant to the Company’s Equity Plan.

Trading Controls and Prohibition on Speculative Transactions

Our NEOs are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including any pledge of Company securities. Generally, trading is permitted only during announced trading periods. NEOs are prohibited from entering into hedging transactions, or engaging in other types of speculative transactions in our stock, including the use of puts, calls and short sales, as are all other Engility employees.

Timing of Equity Grants

Except with respect to new hires or promotions, we typically determine annual executive equity compensation awards each year at a February or March meeting of our Compensation Committee or a subcommittee thereof. We have implemented policies and controls to avoid the appearance of impropriety with respect to the granting and timing of executive equity compensation awards.

Executive Compensation Recovery Policy

In April 2013, the Board, upon the recommendation of the Compensation Committee, adopted a policy that provides for recoupment of performance-based compensation from our executive officers and our chief accounting officer (each, a “Covered Officer”) in the event of a material restatement of the Company’s financial results. In such a situation, the Board will review all performance-based compensation awarded to or earned by each Covered Officer on the basis of the Company’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive awards and all forms of performance-based compensation. If, in the Board’s view, the compensation related to the Company’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from each Covered Officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Tax Considerations

Section 162(m) of the Code, generally limits tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. The Compensation Committee considers the impact of this rule when developing and implementing its executive compensation programs; however, the Compensation Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction.

We anticipate that payments under the Cash Plan and qualifying performance-based awards under the Equity Plan are deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Engility Holdings, Inc.
Compensation Committee

William G. Tobin (Chairman)
David A. Savner
Steven A. Denning
Peter A. Marino

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

2015 SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Anthony Smeraglinolo	2015	796,154	5,268,046	1,060,000	1,492,706	8,616,906
President and	2014	675,000	1,552,772	1,156,712	50,317	3,434,801
Chief Executive Officer	2013	600,000	1,151,040	661,273	34,384	2,446,697
Wayne M. Rehberger	2015	456,923	1,378,274	596,250	15,336	2,446,783
Senior Vice President and Chief Financial Officer
Michael J. Alber(4)	2015	93,077	--	--	3,923,108	4,016,185
Former Senior Vice President and Chief Financial Officer	2014	440,000	732,032	522,207	17,742	1,711,981
	2013	440,000	633,069	320,800	17,264	1,411,133
John P. Hynes, Jr.	2015	623,077	2,205,219	845,000	11,741	3,685,037
Executive Vice President and Chief Operating Officer
Thomas O. Miiller	2015	439,425	558,273	357,752	740,773	2,096,223
Senior Vice President, General Counsel and Corporate Secretary	2014	346,539	388,182	358,563	30,922	1,124,206
	2013	320,000	306,955	196,247	24,339	847,541
Kirk G. Dye(4)	2015	326,442	796,314	322,969	226,347	2,307,332
Former Senior Vice President, Human Capital Strategies	2014	282,635	207,865	297,440	95,843	883,783
Craig R. Reed(4)	2015	400,000	980,133	318,000	609,198	2,307,332
Former Senior Vice President,	2014	354,808	399,291	356,928	37,926	1,148,953
Strategy and Corporate Development	2013	315,000	302,147	202,631	30,675	850,453

(1)

Represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the applicable vesting period. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Company grants RSUs under the Equity Plan. For a discussion of the general terms of our RSU grants, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

Amounts also include the grant date fair value of performance shares for periods prior to 2015, and performance units for 2015, granted under the Equity Plan calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the performance period. With respect to performance units granted in 2015, assuming the highest level of performance conditions will be achieved, the value of the award at the grant date (i.e., maximum potential shares multiplied by the fair value per share on the date of grant) for each of our NEOs was as follows: Mr. Smeraglinolo: $2,538,317; Mr. Rehberger: $664,076; Mr. Hynes: $1,062,535; Mr. Miiller: $531,300; Mr. Reed: $472,274; Mr. Dye: $383,670. For a general discussion of the terms of our performance unit awards, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2015 LTIP Grants.”

Amounts also include the grant date fair value of PRAs granted under the Equity Plan, which were granted to each of the NEOs (other than Mr. Alber) subsequent to the closing of the TASC acquisition, calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the performance period. PRAs were provided as a one-time award and are not to be considered part of the regular incentive value granted to each NEO. With respect to PRAs granted in 2015, assuming the highest level of performance conditions will be achieved, the value of the award at the grant date (i.e., maximum potential shares multiplied by the fair value per share on the date of grant) for each of our NEOs was as follows: Mr. Smeraglinolo: $6,277,744; Mr. Rehberger: $1,642,444; Mr. Hynes: $2,627,897; Mr. Miiller: $1,313,916; Mr. Reed: $1,167,933; Mr. Dye: $948,957.

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. For example, amounts shown as 2015 compensation in the “Stock Awards” column reflect the value of performance unit awards granted in March 2015 even though the values actually received by the NEOs will not be determined until after the three-year performance period. As a result, whether, and to what extent, a NEO realizes value will depend on the Company’s performance and stock price, as well as that NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the Outstanding Equity Awards at 2015 Fiscal Year-End table on page 46 of this proxy statement.

To see the value actually received upon vesting of RSUs and performance shares by the NEOs in 2015, refer to the 2015 Option Exercises and Stock Vested table on page 48 of this proxy statement.

(2)

2015 amounts represent cash awards earned under the Cash Plan, although the actual payments were made in 2016. 2014 amounts represent cash awards earned under the Cash Plan, although the actual payments were made in 2015. 2013 amounts represent cash awards earned under the Cash Plan, although the actual payments were made in 2014. See “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.”

(3)	The following table describes each component of the “All Other Compensation” column in the 2015 Summary Compensation Table above for 2015.

Name	Executive Life Insurance(a) ($)	Executive Medical Benefits(b) ($)	Dividends Paid on Vested RSUs(c) ($)	Financial Planning(d) ($)	Group Term Life(e) ($)	Severance(f) ($)	Term Payout(g) ($)	Total ($)
Anthony Smeraglinolo	17,120	4,500	1,447,583	15,980	7,524	--	--	1,492,706
Wayne M. Rehberger	1,211	4,500	--	2,890	6,735	--	--	15,336
Michael J. Alber	12,675	4,500	1,142,497	15,980	943	2,718,726	27,788	3,923,108
John P. Hynes, Jr.	1,211	1,500	--	--	9,030	--	--	11,741
Thomas O. Miiller	--	--	719,916	15,980	4,878	--	--	740,773
Kirk G. Dye	9,420	4,500	193,152	15,549	3,726	--	--	226,347
Craig R. Reed	--	4,395	583,983	15,980	4,841	--	--	609,198

(a)	Represents payments of premiums for executive life insurance.
(b)	Represents payments of premiums for an annual executive physical.
(c)	Represents special cash dividends paid or credited in connection with the TASC acquisition.
(d)	Represents payments for financial planning assistance.
(e)	Represents payments for group term life insurance.
(f)

Represents payments equal to (i) the sum of his base salary and annual cash incentive bonus, averaged over the past three years, multiplied by a 3.0 severance multiple in accordance with the Change in Control Severance Plan, plus (ii) pro rata bonus earned during fiscal year 2015.

(g)	Represents payments for accrued and unused personal time off.

(4)

Effective February 26, 2015, Mr. Alber separated from his position as Senior Vice President and Chief Financial Officer of Engility in connection with the closing of the TASC acquisition. Mr. Alber then ceased to be an employee of Engility on March 4, 2015. Effective December 31, 2015, Mr. Reed separated from his position as Senior Vice President, Strategy & Corporate Development of Engility. Mr. Dye was not an NEO until the 2014 fiscal year, and Messrs. Rehberger and Hynes were not NEOs until the 2015 fiscal year. Therefore, compensation information is not provided for years prior to Messrs. Rehberger, Hynes and Dye becoming NEOs.

2015 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our NEOs during the year ended December 31, 2015.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony Smeraglinolo	N/A		270,000	800,000	2,400,000
	3/26/15	3/17/15				47,820	95,639	191,278		3,138,872
	3/18/15	3/17/15				7,370	39,305	98,263		1,269,158
	3/18/15	3/17/15							26,204	860,015

Wayne M. Rehberger	N/A		151,875	450,000	1,350,000
	3/26/15	3/17/15				12,511	25,022	50,044		821,222
	3/18/15	3/17/15				1.928	10,283	25,708		332,038
	3/18/15	3/17/15							6,856	225,014

Michael J. Alber	--	--	--	--	--	--	--	--	--	--

John P. Hynes, Jr.	N/A		202,500	600,000	1,800,000
	3/26/15	3/17/15				20,018	40,035	80,070		1,313,949
	3/18/15	3/17/15				3,085	16,453	41,133		531,267
	3/18/15	3/17/15							10,969	360,003

Thomas O. Miiller	N/A		91,125	270,000	810,000
	3/26/15	3/17/15				10,009	20,017	40,034		656,958
	3/18/15	3/17/15				1,543	8,227	20,568		265,650
	3/18/15	3/17/15							5,484	179,985

Kirk G. Dye	N/A		65,813	195,000	585,000
	3/26/15	3/17/15				7,229	14,457	28,914		474,479
	3/18/15	3/17/15				1,114	5,941	14,853		191,835
	3/18/15	3/17/15							3,961	130,000

Craig R. Reed	N/A		81,000	240,000	720,000
	3/26/15	3/17/15				8,897	17,793	35,586		583,966
	3/18/15	3/17/15				1,371	7,313	18,283		236,137
	3/18/15	3/17/15							4,876	160,030

(1)

Amounts represent the threshold, target and maximum cash payout opportunities under the Cash Plan for fiscal year 2015. For a further discussion of the payout opportunities, see “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.” An award payout is achieved under the Cash Plan if certain performance metrics are met. Actual payments under these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.”

(2)

Amounts represent the threshold, target and maximum payout opportunities for performance units or PRAs granted under the 2015 LTIP. The performance units and PRAs under the 2015 LTIP cliff vest after three years based on the Company’s performance relative to specified performance objectives at the end of a three-year performance period beginning January 1, 2015. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2015 LTIP Grants—Performance Units”; “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Performance Retention Awards” and “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Treatment of Equity-Based Awards in Connection with TASC Acquisition.”

(3)

Amounts represent the grant of RSUs. Under the 2015 LTIP, RSUs vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2015 LTIP Grants—Restricted Stock Units” and “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Treatment of Equity-Based Awards in Connection with TASC Acquisition.”

(4)	Represents the grant date fair value of the RSU awards, performance unit awards and PRAs granted in 2015 and calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested RSUs, performance shares, performance units and PRAs held by the Company’s NEOs at December 31, 2015.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Anthony Smeraglinolo	2/22/2012		23,684	0	16.83	2/22/2022
	3/26/2013	(4)					4,827	156,781
	3/26/2013	(5)							31,242	1,014,740
	3/7/2014	(4)					9,352	303,753
	3/7/2014	(5)							18,704	607,506
	3/18/2015	(4)					26,204	851,105
	3/18/2015	(5)							7,370	239,367
	3/26/2015	(6)							47,820	1,553,177
Wayne M. Rehberger	3/18/2015	(4)					6,856	222,683
	3/18/2015	(5)							1.928	62,623
	3/18/2015	(6)							12,511	406,357
Michael J. Alber	--		--	--	--	--	--	--	--	--
John P. Hynes, Jr.	3/18/2015	(4)					10,969	356,273
	3/18/2015	(5)							3,085	100,199
	3/18/2015	(6)							20,018	650,168
Thomas O. Miiller	3/26/2013	(4)					2,668	86,657
	3/26/2013	(5)							10,169	330,285
	3/7/2014	(4)					2,338	75,938
	3/7/2014	(5)							4,676	151,876
	3/18/2015	(4)					5,484	178,120
	3/18/2015	(5)							1,543	50,102
	3/26/2015	(6)							10,009	325,076
Kirk G. Dye	3/26/2013	(4)					1,562	50,734
	3/26/2013	(5)							5,956	193,460
	3/7/2014	(4)					1,252	40,665
	3/7/2014	(5)							2,504	81,330
	3/18/2015	(4)					3,961	128,653
	3/18/2015	(5)							1,114	36,181
	3/18/2015	(6)							7,229	234,782
Craig R. Reed	3/26/2013	(4)					2,626	85,292
	3/26/2013	(5)							10,010	325,129
	3/7/2014	(4)					2,405	78,114
	3/7/2014	(5)							4,810	156,229
	3/18/2015	(4)					4,876	158,372
	3/18/2015	(5)							1,371	44,536
	3/18/2015	(6)							8,897	288,958

(1)	Stock options vest in equal increments over a three-year period starting with the first anniversary of the grant date.

(2)	The market value is based on the $32.48 closing price of our common stock on December 31, 2015, the last trading day of 2015, multiplied by the number of shares or units related to such award.

(3)

The amounts set forth in this column reflect each NEO’s target or threshold number (in accordance with footnote 4 of this table) of performance shares, performance units or PRAs, as applicable, multiplied by $32.48, the closing price of our common stock on December 31, 2015.

(4)

Represents RSUs that vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. RSU awards granted prior to 2015 automatically convert into one unrestricted share of common stock on each vesting date, while RSU awards granted during 2015 and after may instead, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation— Compensation Discussion and Analysis—Long-Term Incentive Awards—2015 LTIP Grants—Restricted Stock Units” and “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Treatment of Equity-Based Awards in Connection with TASC Acquisition.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(5)

Represents performance shares, performance units or PRAs, as applicable, that cliff vest three years after the grant date based on the Company’s performance relative to specified performance objectives at the end of a three-year performance period beginning on January 1 of the year during which the award was granted. The number of shares of Company common stock that are ultimately vested and delivered to 2015 LTIP participants in respect of these performance units will vary from 0% to 250% of the target amount depending on the Company’s performance against a defined peer group, and the number of shares of Company common stock that are ultimately vested and delivered to 2015 LTIP participants in respect of these PRAs will vary from 0% to 200% of the target amount depending on the Company’s performance. In accordance with Commission rules, as a result of the Company’s performance during the 2015 fiscal year, the number of performance units reflected in the table above represents the threshold number of performance units (i.e., 18.75% of the target amount) that may be delivered to each of the NEOs, and the number of shares of stock underlying PRAs reflected in the table above represents the threshold number of shares (i.e., 50% of the target amount) that may be delivered to each of the NEOs. Performance below the threshold results in 0% of the target amount of shares vesting. As a result of the TASC acquisition, which closed on February 26, 2015, and in accordance with the terms of the underlying performance share award agreements, the number of performance shares eligible to be delivered upon vesting in respect of performance shares granted in 2014 was reduced to the target amount of the award, and the number of performance shares eligible to be delivered upon vesting in respect of performance shares granted in 2013 was set at 127% of the target amount of the award. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2015 LTIP Grants—Performance Units” and “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Treatment of Equity-Based Awards in Connection with TASC Acquisition.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs and performance shares, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(6)

Represents PRAs that cliff vest three years after the grant date based on achieving reductions in the Company’s net debt to AEBITDA ratio. The PRAs may either settle in common stock or cash, at the discretion of the Compensation Committee. The maximum amount of cash and/or stock payable under the PRAs is capped at 200% of the target level and the minimum payout will be 50% of the target level. In accordance with Commission rules, as a result of the Company’s performance during the 2015 fiscal year, the amount of cash and/or stock payable under the PRAs reflected in the table above represents the minimum payout (i.e., 50% of the target level) that may be delivered to each of the NEOs. PRA participants may be entitled to partial or full vesting of such awards upon the occurrence of certain events, including in connection with a change in control or such PRA holder’s death, disability and certain terminations or resignations of employment. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—Performance Retention Awards.” For a discussion concerning the effect of a change in control or termination of employment on outstanding PRAs, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

2015 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by our NEOs as a result of the vesting of RSUs and performance shares during the year ended December 31, 2015.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony Smeraglinolo	58,602	1,547,191
Wayne M. Rehberger	--	--
Michael J. Alber	99,921	3,544,198
John P. Hynes, Jr.	--	--
Thomas O. Miiller	40,558	1,149,963
Kirk G. Dye	4,314	152,244
Craig R. Reed	28,841	767,816

(1)	Value realized on vesting is based on the closing price of our common stock on the date of vesting.

2015 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings and balances for our NEOs under the Engility Corporation Deferred Compensation Plan II. For a further discussion of the Engility Corporation Deferred Compensation Plan II, see “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Elements—Executive Benefits and Perquisites—Deferred Compensation Plans.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Anthony Smeraglinolo	--	--	$10,631	$1,160,787	$0
Wayne M. Rehberger	--	--	--	--	--
Michael J. Alber	--	--	--	--	--
John P. Hynes, Jr.	--	--	--	--	--
Thomas O. Miiller	--	--	--	--	--
Craig R. Reed	--	--	--	--	--
Kirk G. Dye	--	--	--	--	--

(1)	Aggregate earnings in the last fiscal year are based on the prime interest rate.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT

EFFECT OF CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT UPON EQUITY AWARDS

The following table summarizes the effect of the following events upon outstanding equity awards issued to our NEOs.

Equity Award Type	Change in Control	Death/ Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company Without Cause, Voluntary Termination With Good Reason	Resignation Prior to Vesting
Stock Options	Immediate vesting of remaining unvested options.	Immediate vesting of remaining unvested options.	Unvested options are forfeited.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Unvested options are forfeited.
RSUs	Immediate vesting of full award.	Immediate vesting of full award.	Vesting continues as if the executive remained employed.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Forfeiture of full award.
Performance Units (other than PRAs)	Units eligible to vest
at (i) target amount if
less than 50% of the
performance period
is complete or (ii)
based on actual
performance
measured at the date
of the change in
control, if 50% or
more of the
performance period
	is complete. (2) (3)	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.
PRAs	Units eligible to vest at target. (4)	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Vesting of 50% of the target award.	Forfeiture of full award.
Performance Shares	Shares eligible to
vest at (i) target
amount if less than
50% of the
performance period
is complete or (ii)
based on actual
performance
measured at the date
of the change in
control, if 50% or
more of the
performance period
	is complete. (2) (3)	Immediate vesting of full award at target amount.	If after the first anniversary of the grant date, vesting continues as if the executive remained employed. If prior to the first anniversary, forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.

(1)

Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than one year after the grant date of the applicable equity award, (b) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)

Vesting of the performance units or performance shares, as applicable, occurs (i) where the performance units or performance shares, as applicable, are not assumed, on the effective date of the change in control and (ii) where the performance units or performance shares, as applicable, are assumed, on the earlier of (A) the end of the three-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause (or, in the case of performance shares, as a result of the death, disability, or qualifying retirement of the holder, as defined in the applicable award agreement).

(3)

For purposes of evaluating performance for any shortened performance period, appropriate adjustments to the performance targets, performance periods and the determination of actual performance will be made by the Compensation Committee to carry out the intent of the accelerated vesting provisions of the applicable performance share award agreement or performance unit award agreement, as applicable.

(4)

Vesting of the PRAs occurs (i) where the PRAs are not assumed, on the effective date of the change in control and (ii) where the PRAs are assumed, on the earlier of (A) the end of the three-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause.

PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT – FISCAL YEAR 2015

The following table summarizes the benefits in effect as of December 31, 2015 that the NEOs would receive assuming that a qualifying termination (i.e., a termination described in footnote 8 below) in connection with a change in control, death or disability, or a termination by the Company without cause, or a voluntary termination by the NEO for good reason, occurred on December 31, 2015. Payments under other plans that do not change as a result of a change in control or termination of employment are found elsewhere in this proxy statement under “Executive Compensation—2015 Nonqualified Deferred Compensation” and are not included in this table. In addition, those payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Qualifying Termination in Connection with a Change in Control (1) ($)	Death or Disability (2) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Anthony Smeraglinolo(3)
Acceleration of Unvested Restricted Stock Units(4)(5)	1,311,640	1,311,640	824,277
Accrued dividends(6)	639,229	639,229	639,229
Acceleration of Performance Shares/Units(7)	6,005,227	1,622,246	3,175,423
Severance(8)	5,374,697	3,583,131	5,374,697
Medical Benefits(9)	13,500	9,000	13,500
Life Insurance Premiums(10)	51,360	34,240	51,360
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	13,413,653	7,217,486	10,096,486

Wayne M. Rehberger
Acceleration of Unvested Restricted Stock Units(4)(5)	222,683	222,683	95,134
Accrued dividends(6)	--	--	--
Acceleration of Performance Shares/Units(7)	1,146,706	--	406,357
Severance(8)	2,550,000	1,700,000	1,700,000
Medical Benefits(9)	13,500	9,000	9,000
Life Insurance Premiums(10)	3,634	2,423	2,423
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	3,954,523	1,952,106	2,230,914

Michael J. Alber(12)
Acceleration of Unvested Restricted Stock Units(4)(5)	--	--	2,487,511
Accrued dividends(6)	--	--	1,173,963
Acceleration of Performance Shares/Units(7)	--	--	1,056,687
Severance(8)	--	--	2,789,683
Medical Benefits(9)	--	--	9,000
Life Insurance Premiums(10)	--	--	12,675
Outplacement Benefits(11)	--	--	7,950
TOTAL	--	--	7,537,469

Named Executive Officer	Qualifying Termination in Connection with a Change in Control (1) ($)	Death or Disability (2) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
John P. Hynes, Jr.
Acceleration of Unvested Restricted Stock Units(4)(5)	356,273	356,273	152,201
Accrued dividends(6)	--	--	--
Acceleration of Performance Shares/Units(7)	1,834,730	--	650,168
Severance(8)	3,125,000	1,875,000	1,875,000
Medical Benefits(9)	3,750	2,250	2,250
Life Insurance Premiums(10)	3,028	1,817	1,817
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	5,340,781	2,253,340	2,699,436

Thomas O. Miiller
Acceleration of Unvested Restricted Stock Units(4)(5)	340,715	340,715	238,663
Accrued dividends(6)	229,674	229,674	229,546
Acceleration of Performance Shares/Units(7)	1,399,527	482,162	807,238
Severance(8)	1,886,145	1,131,687	1,886,145
Medical Benefits(9)	--	--	--
Life Insurance Premiums(10)	--	--	--
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	3,874,061	2,202,238	3,179,592

Kirk G. Dye
Acceleration of Unvested Restricted Stock Units(4)(5)	413,016	413,016	146,355
Accrued dividends(6)	128,907	128,907	128,907
Acceleration of Performance Shares/Units(7)	937,318	274,791	509,572
Severance(8)	1,394,995	836,997	1,394,995
Medical Benefits(9)	11,250	6,750	11,250
Life Insurance Premiums(10)	23,550	14,130	23,550
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	2,927,036	1,692,591	2,232,629

Craig R. Reed(13)
Acceleration of Unvested Restricted Stock Units(4)(5)	--	--	36,260
Accrued dividends(6)	--	--	226,988
Acceleration of Performance Shares/Units(7)	--	--	353,574
Severance(8)	--	--	1,728,087
Medical Benefits(9)	--	--	28,863
Life Insurance Premiums(10)	--	--	--
Outplacement Benefits(11)	--	--	--
TOTAL	--	--	2,373,772

(1)

In the event of a change in control, each NEO would be entitled to single trigger vesting of all outstanding RSUs. As of December 31, 2015, the NEOs would be entitled to the following: Mr. Smeraglinolo: $1,311,640; Mr. Rehberger: $222,683; Mr. Hynes: $356,273; Mr. Miiller: $340,715 and Mr. Dye: $413,016.

(2)	As of December 31, 2015, none of the NEOs were eligible for a Qualified Retirement event.

(3)

Mr. Smeraglinolo’s employment with the Company was terminated on March 31, 2016 and shortly after that time he became entitled to the following compensation (references are to the footnotes set forth above). The ultimate cash severance payable to Mr. Smeraglinolo may be reduced if needed to avoid the imposition of excise tax.

Acceleration of Unvested Restricted Stock Units(4)(5)	$56,449
Accrued dividends(6)	--
Acceleration of Performance Shares/Units(7)	1,182,068
Severance(8)	6,577,160
Medical Benefits(9)	13,500
Life Insurance Premiums(10)	51,360
Outplacement Benefits(11)	18,000
TOTAL	7,898,537

(4)

In the event of a change in control or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested RSUs will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily terminates for good reason, then any unvested RSUs will vest pro rata in accordance with the time elapsed since grant. Additionally, pursuant to the terms of the waivers entered into by certain of the NEOs in connection with the TASC acquisition, in the event that the NEO’s employment is terminated by the Company without cause or voluntarily terminated by the NEO for good reason, all unvested RSUs will immediately vest and be settled in cash. In the event of any other termination of employment (except in the event of a qualified retirement, in which case any unvested RSUs will continue to vest as if the executive continued as an employee of the Company), the RSUs are forfeited. Accordingly, the RSUs are not quantified in the table above with respect to any termination of employment event other than in connection with a qualifying termination in connection with a change in control, death or disability, involuntary termination of employment without cause or voluntary termination for good reason.

(5)	The value attributable to the acceleration of unvested RSUs is based upon the number of unvested RSUs multiplied by the closing price of our common stock ($32.48) on December 31, 2015.

(6)

Represents dividends on RSUs granted prior to the Spin-Off that were assumed by Engility and special cash dividends on RSUs and performance shares, granted subsequent to the Spin-Off and prior to the TASC acquisition, that were credited in connection with the TASC acquisition.

(7)

The value attributable to the acceleration of unvested performance shares granted in 2013 resulting from a termination in connection with a change in control is based on 127% of the target amount based on actual performance measured as of February 9, 2015, multiplied by the closing price of our common stock ($32.48) on December 31, 2015. The value attributable to the acceleration of unvested performance shares granted in 2014 resulting from a termination in connection with a change in control is based on 100% of the target amount, multiplied by the closing price of our common stock ($32.48) on December 31, 2015. For additional details, see “Executive Compensation—Compensation Discussion and Analysis—Treatment of Equity-Based Awards in Connection with TASC Acquisition.” The value attributable to the acceleration of unvested performance units (including PRAs) granted in 2015 resulting from a termination in connection with a change in control is based on 100% of the target amount for such performance units (as less than 50% of the performance period would have elapsed at December 31, 2015 with respect to the performance units (other than PRAs) and PRAs are eligible to vest at target following the occurrence of a change in control (regardless of the length of time elapsed between the grant date and the date of the occurrence of the change in control)), multiplied by the closing price of our common stock ($32.48) on December 31, 2015. Further, because a change in control has occurred after the grant date of the 2013 and 2014 performance shares (as a result of the TASC acquisition), the hypothetical death, disability, termination by the Company for cause or voluntary termination for good reason, in each case, of an NEO, would actually be treated as a qualifying termination in connection with a change in control, thereby entitling the applicable NEO to accelerated vesting of such awards to which an NEO would not otherwise be entitled had such hypothetical termination event occurred in the absence of the change in control. For additional details, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(8)

Under the Engility Holdings, Inc. Severance Plan, our NEOs may receive a cash severance benefit in connection with a termination of employment by the Company without cause, a separation from service for good reason or a separation due to death or long-term disability. In such situations, the NEO will receive, in addition to accrued and unpaid benefits, an amount equal to his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple. The severance multiple is 2 for the Company’s Chief Executive Officer and Chief Financial Officer and 1.5 for all other NEOs. In addition, an NEO is entitled to a pro rata portion of any bonus that would have otherwise been paid to the NEO had the NEO’s employment not terminated, based on the Company’s actual financial results. No amount is reflected in this table for this item, however, because the 2015 bonus has been reported in the Summary Compensation Table above. Under the Engility Holdings, Inc. Change in Control Severance Plan, our NEOs may receive a cash severance benefit for (i) a termination by the Company in connection with (or during a two-year period following) a change in control, other than for cause, disability or death or (ii) a resignation for good reason by the NEO (provided that such resignation occurs within 6 months of the NEO first becoming aware of the existence of good reason). In such situations, the NEO will receive, in addition to any accrued and unpaid benefits, an amount equal to the sum of (i) his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him or (B) the NEO’s average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. No amounts are reflected for the payments set forth in clause (ii) of the preceding sentence because the 2015 bonus has been reported in the Summary Compensation Table. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.5 for all other NEOs; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax gross-ups on any benefits payable under the Severance Plan or the Change in Control Severance Plan. Receipt of these benefits is conditioned upon the NEO’s execution of a customary release of all claims against the Company, along with the NEO agreeing to certain restrictive covenants set forth in the Engility Holdings, Inc. Severance Plan or the Engility Holdings, Inc. Change in Control Severance Plan, as applicable, including: (i) a one-year restriction on competing with the Company and its affiliates, (ii) a prohibition on disparaging the Company or its affiliates (in the case of our Severance Plan only) and (iii) an agreement not to disclose the confidential information of the Company and its affiliates. Severance payments set forth in the table above are based on the NEOs’ salaries as of December 31, 2015, as reported on page 29 of this proxy statement. Because a change in control has occurred within two years of December 31, 2015, the hypothetical terminations by the Company without cause or voluntary terminations with good reason for each of Messrs. Smeraglinolo, Miller and Dye set forth in the table above would be subject to the provisions of the Change in Control Severance Plan rather than the Severance Plan.

Amounts listed under “Severance” for Messrs. Hynes and Rehberger represent amounts that each would earn under the Severance Plan or Change in Control Severance Plan, as applicable, which exceed the amounts that they would receive under their respective legacy employment agreements with TASC (which were assumed by the Company in the TASC acquisition) in the event of a termination by the Company without “cause” or by the executive for “good reason” (as each term is defined in the employment agreements) or for a qualifying termination following a change in control.

(9)

Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing medical benefits after termination. Medical benefits are based on a multiple of the premiums paid by the Company in 2015, as set forth in the table to Note 3 of the 2015 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive medical benefits.

(10)

Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing life insurance coverage at the same benefit level as provided to the NEO prior to the change in control or termination, as applicable. Life insurance premiums are based on a multiple of the premiums paid by the Company in 2015, as set forth in the table to Note 3 of the 2015 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive and group term life insurance.

(11)

Under both our Change in Control Severance Plan and our Severance Plan, our NEOs are entitled to reasonable outplacement services from a provider selected by the NEO and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

(12)	Mr. Alber’s employment with the Company was terminated on March 4, 2015. The listed payments reflect amounts actually received by Mr. Alber upon his termination.

(13)	Mr. Reed’s employment with the Company was terminated on December 31, 2015. The listed payments reflect amounts actually received by Mr. Reed upon his termination.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table includes information regarding the amount of our common stock beneficially owned as of March 31, 2016 by (i) each of our directors, (ii) each of our executive officers named in “Executive Compensation—2015 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group, and (iv) each person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Ownership

Directors and Named Executive Officers:
Michael J. Alber	29,689	**
Steven A. Denning (3)	--	**
Lynn A. Dugle (4)	4,239	**
Kirk G. Dye (5)	18,110	**
John P. Hynes, Jr.	16,206	**
David M. Kerko (6)	--	**
Peter A. Marino (4)(7)	21,877	**
Thomas O. Miiller (9)	41,406	**
Darryll J. Pines (4)	12,996	**
Anthony Principi (4)	12,996	**
Charles S. Ream (4)	10,346	**
Craig R. Reed	36,297	**
Wayne M. Rehberger	5,241	**
David A. Savner (4)	11,709	**
Anthony Smeraglinolo (8)	69,163	**
William G. Tobin (4)(10)	12,996	**
All directors and executive officers, as a group (12 persons) (11)	150,012	**

Other Stockholders:
Birch Partners, LP (12)	18,796,791	51.09%
FMR LLC (13)	3,897,621	10.61%
Vaughan Nelson Investment Management, L.P. (14)	1,895,383	5.16%

**	Less than 1%
(1)	Unless otherwise noted, the address for each listed director and executive officer is c/o Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, VA 20151.

(2)

The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 31, 2016 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person.

(3)

Mr. Denning is the Chairman and a Managing Director of GA. As discussed below in footnote 14, GA may be deemed, by virtue of its rights under the operating agreement of Birch GP, LLC, to share dispositive and/or voting power with respect to the shares of common stock held by Birch Partners, LP. Mr. Denning disclaims beneficial ownership of any such shares. The principal office address for Mr. Denning is c/o General Atlantic Service Company, LLC, 600 Steamboat Road, Greenwich, CT 06830. Mr. Denning has waived the right to receive any cash or equity compensation for his service on the Board.

(4)	Includes 3,529 RSUs that will vest on May 21, 2016.

(5)	Includes 2,504 performance shares.

(6)	Mr. Kerko has waived the right to receive any cash or equity compensation for his service on the Board.

(7)

Also includes 16,425 shares held in a trust, of which Mr. Marino’s spouse (or her successors) is trustee, for the benefit of Mr. Marino’s spouse and children; Mr. Marino disclaims beneficial ownership of such shares.

(8)	Includes 66,154 performance shares and 3,009 shares issuable upon vesting of RSUs.

(9)	Includes 4,676 performance shares.

(10)	Includes 16 shares held by Mr. Tobin’s spouse. Mr. Tobin disclaims beneficial ownership of such shares.

(11)	Includes 7,180 performance shares and 24,703 shares issuable upon vesting of RSUs, but does not include shares held by Messrs. Smeraglinolo, Alber, Dye and Reed, each of whom was not an NEO as of March 31, 2016.

(12)

Information shown is based solely on information reported by each of Birch Partners, LP, KKR 2006 Fund L.P. and certain of its affiliates and General Atlantic LLC and certain of its affiliates on Schedules 13D filed with the SEC on March 5, 2015.

Birch Partners, LP directly owns 18,796,791 shares of the Company’s common stock. Birch GP, LLC (as the general partner of Birch Partners, LP) may be deemed to be the beneficial owner of the shares of the Company’s common stock beneficially owned by Birch Partners, LP, and Birch GP, LLC disclaims beneficial ownership of such shares. The members of Birch GP, LLC are KKR 2006 Fund L.P. (“KKR 2006”) and General Atlantic Partners 85, L.P. (“GAP 85”). The principal business address for Birch Partners, LP and Birch GP, LLC is c/o Kohlberg Kravis Roberts & Co., L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to KKR 2006, KKR Partners III, L.P., OPERF Co-Investment LLC and 8 North America Investor L.P. as a result of their limited partner interests in Birch Partners, LP and KKR 2006’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP.

Each of KKR 2006 (as holder of membership interests in Birch GP, LLC, the general partner of Birch Partners, LP), KKR Associates 2006 L.P. (“KKR Associates 2006”) (as the general partner of KKR 2006), KKR 2006 GP LLC (“KKR 2006 GP”) (as the general partner of KKR Associates), KKR Fund Holdings L.P. (“KKR Fund Holdings”) (as the designated member of KKR 2006 GP), KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) (as a general partner of KKR Fund Holdings), KKR Group Holdings L.P. (“KKR Group Holdings”) (as a general partner of KKR Fund Holdings and the sole shareholder of KKR Fund Holdings GP), KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings), KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group), KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management) may be deemed to share voting and dispositive power with respect to any shares of the Company’s common stock beneficially owned directly by Birch Partners, LP, and each disclaims beneficial ownership of such shares of the Company’s common stock. The address for KKR 2006, KKR Associates 2006, KKR 2006 GP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., KKR Management and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

By virtue of the fact that (i) GAP 85 is a member of Birch GP, LLC and each of GAP 85, GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and GAPCO GmbH & Co KR (“KG”) (the “GA Funds”) are each limited partners of Birch Partners, LP, (ii) General Atlantic GenPar, L.P. (“GenPar”) is the general partner of GAP 85, (iii) General Atlantic LLC (“GA LLC”) is the general partner of GenPar and GAPCO CDA and the managing member of GAPCO III and GAPCO IV, (iv) GAPCO Management GmbH (“GmbH Management”) is the general partner of KG, and (v) the 23 managing directors of GA LLC, including Steven A. Denning (the “GA Managing Directors”), may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, and voting and disposition decisions with respect to interests held by the GA Funds are made by a portfolio committee of GA LLC comprising certain of the GA Managing Directors and officers of GA LLC, GA LLC, GenPar, GAP 85, GAPCO III, GAPCO IV, GAPCO CDA, KG and GmbH Management (the “GA Reporting Persons”) may be deemed to beneficially own, in the aggregate, 18,796,791 shares of the

Company’s common stock. An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to the GA Reporting Persons by virtue of the GA Fund’s limited partnership interests in Birch Partners, LP and GAP 85’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP. Each of the GA Reporting Persons disclaims beneficial ownership of such shares of the Company’s common stock.

Birch Partners, LP, Birch GP, LLC, KKR 2006 and certain of its affiliates and GAP 85 and certain of its affiliates may each be deemed to be a member of a group exercising voting and investment control over the shares of the Company’s common stock held by Birch Partners, LP. However, each such person disclaims membership in any such group.

The shares of the Company’s common stock reported above are subject to the provisions of the Stockholders Agreement, as more fully described under the heading “Certain Relationships and Related Party Transactions – Stockholders Agreement”.

(13)

Information shown is based solely on information reported by FMR LLC on a Schedule 13G/A filed with the SEC on March 10, 2016, in which FMR LLC reported that it has sole dispositive power over 3,897,621 shares of common stock and sole voting power over 1,495,291 shares of common stock. Members of the Johnson family, including Abigail P. Johnson (Director, Vice Chairman, Chief Executive Officer and President of FMR LLC), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal office address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(14)

Information shown is based solely on information reported by Vaughan Nelson Investment Management, L.P. and Vaughan Nelson Investment Management, Inc., its general partner (collectively, “Vaughan Nelson”), on a Schedule 13G filed with the SEC on February 11, 2016, in which Vaughan Nelson reported that it has beneficial ownership of 1,895,383 shares of common stock, including sole dispositive power over 1,727,800 shares of common stock, sole voting power over 1,364,625 shares of common stock, and shared dispositive power over 167,583 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.

The Company’s management coordinates the filing of Section 16 reports for each of its directors and executive officers. Due to an administrative oversight, late Form 4 reports were filed for each of Peter Marino, Charles S. Ream, Anthony Principi, Darryll J. Pines, David A. Savner, Lynn A. Dugle and William G. Tobin regarding the acquisition of RSUs on May 21, 2015. These late reports were filed on June 11, 2015.

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2015 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that, other than as set forth above, all Reporting Persons filed the required reports on a timely basis.

PROPOSAL 2    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the matter.

Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the fiscal year ended December 31, 2015, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2016.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements for fiscal 2015, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2015	Fiscal 2014
Audit Fees	$2,345,560	$2,087,942
Audit-Related Fees	--	484,456
Tax Fees	32,438	34,623
All Other Fees	1,800	1,800

Total	$$2,379,798	$2,608,821

The amounts shown above do not include PwC fees and expenses of approximately $75,460 in 2015 and $75,500 in 2014 paid by the Engility Master Savings Plan (the “MSP”) for the audit of its financial statements. These services were rendered by PwC to the MSP and were billed directly to, and paid directly by, the MSP.

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For the periods presented, such fees are for due diligence and related services in connection with evaluating potential acquisitions.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of software license fees.

In fiscal 2014 and 2015, no services other than those discussed above were provided by PricewaterhouseCoopers LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. PricewaterhouseCoopers LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

AUDIT COMMITTEE DISCLOSURES

With respect to the fiscal year ended December 31, 2015, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with its independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Engility Holdings, Inc.

Audit Committee

Charles S. Ream (Chairman)

Darryll J. Pines

Lynn A. Dugle*

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

*

Lynn A. Dugle is no longer a member of the Audit Committee. Her name is listed on the Audit Committee Report because she was a member of the Audit Committee in 2015 and at the time of the Audit Committee’s review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

PROPOSAL 3    ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our Board and Chief Executive Officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our NEOs to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders.

Stockholders are urged to read the CD&A contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—2015 Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our NEOs in fiscal 2015.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs in fiscal 2015 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation.

PROPOSAL 4    APPROVAL OF THE ENGILITY HOLDINGS, INC. SECOND AMENDED AND RESTATED 2012 LONG TERM PERFORMANCE PLAN

On July 6, 2012, our Board adopted the Engility Holdings, Inc. 2012 Long Term Performance Plan, and on July 16, 2012, L-3 Corporation, as our sole stockholder, approved the 2012 Long Term Performance Plan. In April 2013, our Board approved an amendment and restatement of the 2012 Long Term Performance Plan, which was approved by our stockholders at the 2013 annual meeting. In March 2016, our Board approved a second amendment and restatement of the Equity Plan (the “Amended Plan”), which approval is subject to stockholders approving this Proposal 4. The primary purposes of the amendments to the Equity Plan are to (i) increase the number of shares of common stock authorized for issuance under the Equity Plan such that the maximum number of shares of common stock that may be issued in respect of awards granted under the Amended Plan after the date of stockholder approval of the Amended Plan (the “Restatement Effective Date”) is 4,000,000 and (ii) update the limits on the amount of total compensation to non-employee directors. In addition, the approval of the Amended Plan is intended to allow the Compensation Committee to make awards that may satisfy the requirements of Section 162(m) of the Code with respect to certain performance-based awards that may be granted under the Equity Plan. The Amended Plan also includes various other substantive changes and non-substantive and conforming changes. The material changes are described under the heading “Summary of Material Amendments to the Plan Contained in the Amended Plan” below.

If the Amended Plan is approved by stockholders at the Annual Meeting, it will become immediately effective as of the date of the Annual Meeting. If stockholders do not approve the Amended Plan, the Equity Plan will continue in effect in its existing form. Our Board recommends that the stockholders vote to approve the Amended Plan.

BACKGROUND

SUMMARY OF MATERIAL AMENDMENTS TO THE EQUITY PLAN CONTAINED IN THE AMENDED PLAN

The material amendments to the Equity Plan that will be implemented if shareholders approve the proposed Amended Plan include the following:

•

The Amended Plan would increase the number of shares of common stock authorized for issuance under the Equity Plan such that the maximum number of shares of common stock that may be issued in respect of awards granted under the Amended Plan after the Restatement Effective Date is 4,000,000.

•

The Amended Plan would impose a $500,000 limit on the total compensation that can be awarded to any non-employee director in any given calendar year, except in extraordinary circumstances as described below.

•

The Amended Plan would expand the list of potential performance-based criteria to increase the flexibility of the Compensation Committee (or a subcommittee thereof) to design performance-based awards aligned with our business and strategy.

•

The Amended Plan would allow for performance-based awards to be denominated in cash and would impose a $5,000,000 limit on the cash value of such cash-denominated performance-based awards that may be granted during any calendar year.

•	The Amended Plan would revise the definition of “Change in Control” to clarify that directors who assume office in connection with a proxy contest will not be considered “Continuing Directors”.

RATIONALE FOR THE AMENDED PLAN

Our Board recommends a vote in favor of the approval of the Amended Plan because it believes that it is in the best interests of the Company and its stockholders, principally for the following reasons:

•

Equity Compensation Awards Are a Critical Recruitment and Retention Tool. The Company believes that its success and performance depends on its ability to attract, motivate and retain talented employees and directors. Equity awards under our long-term incentive compensation programs are a key component to maintaining a total compensation package that is competitive in the Company’s industry. A competitive compensation program is essential for attracting and retaining such employees, and equity compensation awards are an important and expected component of such program. Approval of the Amended Plan with the increased authorized shares is critical because shares available under the existing Equity Plan are largely exhausted. The Company would be at a significant competitive disadvantage if it could not use Company stock-based awards to compensate employees.

•

Our Compensation Programs are Aligned with Stockholder Interests. We believe that equity compensation is, by its nature, performance-based compensation. Equity compensation has been an important component of total compensation at the Company since our spin-off because it is an effective tool for getting managers and employees to think and act like stockholders. Equity compensation fosters an employee ownership culture and motivates employees to create stockholder value because the value employees realize from equity compensation is based on the Company’s stock performance. A significant portion of our compensation is performance-based and “at risk” for our key employees, with achievement tied to the Company’s performance. The Company has stock ownership guidelines for its executives and targets total potential compensation opportunities (including equity awards) within a competitive range of the median of our Compensation Peer Group. Our equity compensation plans, which emphasize RSUs and performance awards, are our principal means of aligning the interests of employees with those of stockholders. Equity compensation also promotes a focus on long-term value creation because equity compensation awards are subject to vesting and/or performance conditions, and generally provide the greatest value to employees when held over the long-term. The Amended Plan will allow us to maintain our means of aligning the interests of our employees with the interests of our stockholders.

•

Approval of the Amended Plan Would Avoid Disruption in Compensation Programs. If the Amended Plan is not approved by our stockholders, the Company will not have a sufficient number of shares of common stock to make its intended awards to employees and directors for the 2016 fiscal year or any future grants. Therefore, to remain competitive without providing equity compensation, the Company would likely replace the components of the compensation package consisting of equity awards with cash or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards would have done. In addition, replacing equity awards with cash will increase cash compensation expense and use cash and other resources that could be better utilized if reinvested in our business.

•

The Company has Demonstrated Commitment to Sound Equity Compensation Practices and Pay For Performance. Our equity compensation practices are designed to be responsible and mindful of stockholder interests. We use RSUs and performance units as our principal equity awards because they enable us to issue fewer shares than stock options to deliver comparable value, which reduces overhang and potential stockholder dilution.

DESCRIPTION OF THE AMENDED PLAN

The following is a description of the purpose and the material provisions of the Amended Plan. The following description of the Amended Plan is not complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Appendix A to this proxy statement.

PLAN HIGHLIGHTS

The Amended Plan authorizes the grant of equity-based and cash-based compensation to our employees, directors and other service providers in the form of stock options, SARs, restricted shares, restricted share units and other share-based awards. Some of the key features of the Amended Plan and our related compensation policies are highlighted below.

•	The Amended Plan is designed to allow awards made under the plan to qualify as “performance-based compensation” under Section 162(m) of the Code.

•	Restricted shares granted to employees generally are subject to a minimum three-year vesting requirement (or one-year in the case of awards subject to performance-based vesting conditions).

•

Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents will not be paid if the performance goals are not satisfied.

•	The Amended Plan prohibits the use of “discounted” stock options or SARs.

•	The Amended Plan generally prohibits the re-pricing of stock options and SARs without stockholder approval, except in connection with certain enumerated corporate events.

•

The Amended Plan limits the amount of total compensation that may be paid or granted to our non-employee directors annually, subject to exceptions for extraordinary circumstances such as service on a special committee.

•

Performance-based awards granted under the Amended Plan may also be subject to forfeiture or repayment pursuant to the terms of our Executive Compensation Recovery Policy described on page 41 of this proxy statement.

ELIGIBILITY; PLAN BENEFITS

Awards under the Amended Plan may be granted to any full-time employee, including any officer, or director of the Company or any of its subsidiaries or to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Compensation Committee to determine the particular employees and other individuals who, from time to time, will be selected to receive awards. As of March 31, 2016, the Company had approximately 7,225 employees, including officers, who would be eligible to receive awards under the Amended Plan. Additionally, all of the Company’s non-employee directors would be eligible to receive awards under the Amended Plan. For a discussion of plan benefits, see “New Plan Benefits” below.

TYPES OF AWARDS

Awards under the Amended Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and other share-based awards, such as performance-based awards (which may be denominated in cash). Awards may be granted singly or in combination with other awards, consistent with the terms of the Amended Plan. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Unless otherwise designated by the Compensation Committee, awards under the Amended Plan generally will be nontransferable by a holder (other than by will or the laws of descent and distribution). The maximum term of stock option or SAR awards under the Amended Plan is ten years from the initial grant date. However, the Compensation Committee may provide, at or after the grant, that the time period over which a stock option awarded pursuant to the Amended Plan (other than an incentive stock option or a SAR) may be exercised will be automatically extended if, on the scheduled expiration of such award, the participant’s exercise of such award would violate applicable securities laws or any insider trading policy of the Company.

Stock options authorized under the Amended Plan are rights to purchase a specified number of shares of common stock at an exercise price of not less than the fair market value of our common stock on the grant date during the period set forth in the individual participant’s award agreement (other than with respect to substitute awards). Ordinary dividends and dividend equivalents may not be paid on unissued shares underlying option awards. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Code. The fair market value of our common stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the grant date) under current tax laws. Other awards are not limited in this manner.

SARs may be granted either on a freestanding basis or in ‘‘tandem’’ with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or common stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of our common stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR, which cannot be less than the fair market value of a share of our common stock on the date the SAR was awarded (other than with respect to substitute awards). Ordinary dividends and dividend equivalents may not be paid on unissued shares underlying SARs.

Restricted stock is common stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

RSUs authorized under the Amended Plan are rights representing a number of hypothetical shares of our common stock. Each RSU represents the right of a grantee to receive a payment upon vesting of the RSU or on any later date as specified by the Compensation Committee equal to the fair market value of a share of common stock as of the date the RSU was granted, the vesting date or such other date as may be determined by the Compensation Committee at the time the RSU was granted. The Compensation Committee may, at the time a RSU is granted, provide a limitation on the amount payable in respect of each RSU. The Compensation Committee may provide for the settlement of RSUs in cash or with common stock having a fair market value equal to the payment to which the participant has become entitled.

Other incentive awards might include minimum ownership stock, share units, phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of our common stock, payable in common stock and/or cash, all on such terms as the Compensation Committee may approve. Such awards may be granted, become vested or become payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units). Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents will not be paid if the performance goals are not satisfied.

Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation is “qualified performance-based compensation” under Section 162(m) of the Code, and the material terms of the plan for such compensation are approved by stockholders. With reference to awards intended to be qualified performance-based compensation under Section 162(m) of the Code, the material terms of the Amended Plan include the performance goal or goals and the maximum annual amount payable thereunder to any individual participant. The eligible class of persons for performance-based awards under the Amended Plan is all employees of the Company and its subsidiaries. Awards that are intended to be qualified performance-based compensation under the Amended Plan (“performance-based awards”) may be granted only in accordance with the performance-based requirements of Section 162(m) of the Code, as set forth below.

The performance goals for performance-based awards under the Amended Plan are any one or a combination of (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per share; (vi) book value per share; (vii) return on equity or assets; (viii) expense management (including without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables and DSO); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided (including cash flow yield or cash flow per share); (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) new business, recompete business and/or related win rates or business development targets; (xxi) orders or funded backlog, or book-to-bill ratios and (xxii) total stockholder return. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, may be applied on an absolute basis and/or be relative to one or more of our peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Compensation Committee will determine in its sole discretion. Specific performance periods (which may overlap with performance periods under outstanding performance-based awards), weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Compensation Committee no later than the last day of the first quarter of a given performance period (or such other date as may be required or permitted under Section 162(m) of the Code) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from award to award. The Compensation Committee may establish different performance objectives for each performance period, and may provide for multiple, overlapping performance periods. The Compensation Committee may provide, at the time when performance objectives are established with respect to a performance period (or at such later date as may be permitted under Section 162(m) of the Code), for the adjustment of such performance objectives as it deems equitable, based on objective criteria, in recognition of unusual or infrequently occurring events affecting the Company, gain or loss on a disposal of a business segment, changes in applicable tax laws or accounting principles, or such other factors as the Compensation Committee may determine to be appropriate.

The Compensation Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Compensation Committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated or otherwise adjusted in the event of the employee’s qualifying retirement, death or disability or in the event of a Change in Control of the Company, as described below.

The Compensation Committee also has the authority to grant awards under the Amended Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity. Such substitute awards will not be counted against the aggregate shares reserved for issuance under the Amended Plan, nor will such awards be added back to the pool of shares reserved for issuance under the Amended Plan. Additionally, in the event that a company acquired by the Company or any of its subsidiaries has shares available for issuance under a pre-existing plan approved by that company’s stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended Plan and will not reduce the shares authorized for grant under the Amended Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.

Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Compensation Committee may approve, except that no such grant or amendment may effect a repricing of the original award.

ADMINISTRATION; CHANGE IN CONTROL

The Amended Plan provides that it will be generally administered by the Compensation Committee (or subcommittee thereof) or another committee of our Board, constituted so as to permit awards under the Amended Plan to comply with the ‘‘non-employee director’’ provisions of Rule 16b-3 under the Exchange Act and the ‘‘outside director’’ requirements of Section 162(m) of the Code. The Compensation Committee has the authority within the terms and limitations of the Amended Plan to designate recipients of awards, determine or modify (so long as it does not effect a repricing of the original award, except in connection with adjustments for certain extraordinary transactions, as described below, or with the prior approval of the Company’s stockholders) the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions (subject to applicable limitations described below with respect to restricted stock), terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with the Company, and to construe and interpret the Amended Plan. Such authority includes (subject to the limitations of the Amended Plan) the discretion to accelerate vesting, extend the term or waive termination provisions or other restrictive conditions of outstanding awards.

The Compensation Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a ‘‘Change in Control’’ of the Company and is authorized to take certain other actions in such an event. Change in Control under the Amended Plan is defined generally to include: (i) a change in ownership involving a majority of the outstanding voting securities of the Company, (ii) a sale of all or substantially all of the assets of the Company or any successor thereto, (iii) the consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Company with one or more other entities that are not subsidiaries, if as a result of such transaction, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation are beneficially owned by the stockholders of the Company immediately prior to such event; and (iv) certain changes, during any period of 24 months or less, of 50 percent or more of the members of our Board.

The Compensation Committee may delegate to the officers or employees of the Company the authority to make grants under the Amended Plan and to otherwise execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Amended Plan. It is intended generally that the awards under the Amended Plan and the Amended Plan itself comply with and be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. Similarly and as described further below, it is intended generally that the awards under the Amended Plan will not be granted, deferred, accelerated, extended, modified or paid in a manner that would result in the participant incurring any tax liability under Section 409A of the Code. The Amended Plan provides that neither the Company nor any member of our Board or of the Compensation Committee will have any liability to any person for any action taken or not taken in good faith under the Amended Plan.

AMENDMENT AND TERMINATION

Our Board has the authority to amend, suspend or discontinue the Amended Plan at any time, subject to any stockholder approval that may be required under applicable law and provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. Notwithstanding the foregoing, any amendment that would (i) materially increase the aggregate number of shares of common stock or other equity interests that may be issued under the Amended Plan, (ii) materially modify the requirements as to eligibility for participation in the Amended Plan, (iii) effect a repricing, or (iv) otherwise require stockholder approval under the listing standards of the NYSE or other law or regulation, will be subject to stockholder approval. In addition, stockholder approval may be required to satisfy tax rules applicable to performance-based compensation under Section 162(m) of the Code or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Because the Compensation Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m) of the Code, stockholder ratification of the performance goals will be required, in any event, at five-year intervals in the future to exempt awards granted under the Amended Plan from the limitations on deductibility thereunder.

AUTHORIZED SHARES; LIMITS ON AWARDS TO EMPLOYEES

If the Amended Plan is approved by the Company’s stockholders, the maximum number of shares of common stock that may be issued in respect of awards granted under the Amended Plan after the

Restatement Effective Date is 4,000,000 (subject to adjustment as set forth under the heading “Other Provisions” below), minus any shares of stock subject to awards granted after May 1, 2016 under the Equity Plan. For purposes of this share limit, each share of common stock that may be granted pursuant to “full value” awards (i.e., all awards other than stock options or SARs, which will be counted as 1.00 share), will be counted as 1.68 shares. In addition, (i) the maximum number of shares of common stock that may be issued pursuant to incentive stock option awards (i.e., stock options granted in accordance with Section 422 of the Code) is 4,000,000, (ii) the maximum number of shares of common stock that may be subject to performance-based stock options or performance-based SARs granted during a calendar year to any employee will be 700,000, and (iii) the maximum number of shares of common stock that may be subject to other performance-based awards during a calendar year to any employee will be 700,000. Additionally, the maximum cash value of all performance-based awards whose value is not determined by reference to shares of our common stock that that may be granted under the Amended Plan during any calendar year is $5,000,000.

NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT

For non-employee directors, the aggregate value of all compensation paid or granted, as applicable, for service as a non-employee director with respect to any calendar year, including equity awards granted and cash paid by the Company to such non-employee director, may not exceed $500,000 in value, calculating the value of any equity award granted during such calendar year based on the grant date fair value of such awards for financial reporting purposes. Our Board may make exceptions to such limit for individual non-employee directors in extraordinary circumstances, such as where individual non-employee directors are serving on a special litigation, transactions or other special committee of our Board, as our Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.

OTHER PROVISIONS; NON-EXCLUSIVITY

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share limits on awards and exercise prices of awards) will be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award will again be available for grants of awards under the Amended Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. To the extent an award granted under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan) is settled in cash in lieu of issuing shares of common stock subject thereto, the number of shares of common stock subject to such an award (or portion thereof) may again be available for grants of awards under the Amended Plan. In the event that withholding tax liabilities arising from an award other than an option or SAR are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld will again be available for grants of awards under the Amended Plan. Any shares that again become available for grant pursuant to the foregoing sentences will be added back as: (i) 1.00 share for every share of common stock subject to options or SARs granted under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan); and (ii) 1.68 shares for every share of common stock subject to “full value” awards granted under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan). However, the following shares of common stock will not become available for regrant under the Amended Plan: (A) shares tendered by participants or withheld by the Company as full or partial payment to the Company upon exercise of stock options or other awards granted under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan); (B) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan); (C) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the exercise of stock options or SARs under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan); and (D) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Amended Plan (or, with respect to awards granted prior to the Restatement Effective Date, the Equity Plan). With respect to the individual share limits on performance-based awards, awards that are cancelled will be counted against the applicable limits to the extent required by Section 162(m) of the Code.

UPON APPROVAL OF THE AMENDED PLAN BY THE COMPANY’S STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT THE ADDITIONAL SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE AMENDED PLAN.

Full payment for shares purchased on exercise of any option or received under any other award, along with payment of any required tax withholding, must be made in cash prior to the delivery of the underlying shares or, if permitted by the Compensation Committee, in shares of common stock delivered by the participant or withheld from an award, or any combination thereof, or pursuant to such “cashless exercise” procedures as may be permitted by the Compensation Committee.

Except as specifically provided under an individual participant’s award agreement approved by the Compensation Committee, the minimum vesting period for awards of restricted stock is three years from the grant date (or one year in the case of restricted stock awards that are performance-based awards) and may not be accelerated to an earlier date except in the event of the participant’s death, permanent disability or retirement or in the event of a Change in Control; provided, however, that the foregoing will not apply to awards to non-employee directors (in their capacity as such). The Amended Plan does not impose any minimum vesting periods on other types of awards, and the Compensation Committee may establish the vesting requirements (if any) for such awards in its sole discretion.

The Amended Plan will be governed by Delaware law.

The Amended Plan is not exclusive and does not limit the authority of the Company, our Board or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to common stock, under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of federal income tax consequences to participants and the Company relating to non-qualified and incentive stock options and certain other awards that may be granted under the Amended Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of our common stock on the date the option is exercised over the option price for such common stock. The tax basis of our common stock acquired by exercising an option in the hands of the optionee will equal the option price for our common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for our common stock will commence on the day the option is exercised. An optionee who sells common stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of our common stock and the amount realized on the sale. Such gain or loss will be long-term if our common stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of common stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of our common stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such common stock for purposes of determining alternative minimum taxable income in the year our common stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed to the individuals and deductible by the Company in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of our common stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); and awards that do not provide for the delivery of stock or cash until a vesting condition has been satisfied results in the recognition of ordinary income equal to the amount of cash or fair market value of the stock at the time such cash or stock has been delivered, or otherwise made available, to the participant. In each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

If, as a result of a Change in Control event, a participant’s stock options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Amended Plan, Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to our NEOs (other than our Chief Financial Officer), unless such excess compensation is “performance-based” (as defined in Section 162(m) of the Code) or is otherwise exempt from Section 162(m) of the Code. The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended Plan and award agreements entered into under the Amended Plan are intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended Plan participants under Section 409A (though each participant is solely responsible and liable for the satisfaction of all taxes and penalties in respect of any payments or benefits delivered in connection with the Amended Plan, including taxes and penalties under Section 409A). Our Board may amend the Amended Plan, and the Compensation Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the Amended Plan to avoid the imposition of an additional tax under Section 409A. In addition, it is intended under the Amended Plan that no award be granted, deferred, accelerated, extended, paid out or modified under the Amended Plan, and no award agreement be interpreted, in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If it is reasonably determined that a payment with respect to an award would result in tax liability to a participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

NEW PLAN BENEFITS

The following table lists: (i) each of our NEOs (other than Messrs. Smeraglinolo, Alber and Reed, each of whom is no longer an employee of the Company); (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group, in each case, indicating the awards of RSUs and performance units that have been approved by the Compensation Committee for grant under the 2016 Long Term Incentive Plan, but subject to shareholder approval of the Amended Plan.

NEW PLAN BENEFITS

SECOND AMENDED AND RESTATED 2012 LONG TERM PERFORMANCE PLAN

Name and Position(1)	Value of PUs or RSUs(2)	Number of RSUs(3)	Number of PUs(4)
John P. Hynes, Jr., President and Chief Operating Officer	$665,530	--	35,476
Wayne M. Rehberger, SVP and Chief Financial Officer	$383,961	--	20,467
Thomas O. Miiller, SVP, General Counsel and Corporate Secretary	$307,176	--	16,374
Kirk G. Dye, Senior Vice President, Federal Civilian Account Executive	--	--	--
All Current Executive Officers	$1,356,667	--	72,317
All Current Non-Employee Directors	$600,000	31,983	--
All Current Non-Executive Employees	--	--	--

(1)	Reflects titles as of March 31, 2016.

(2)	The value of all awards set forth in the above table is based on the closing price of our common stock on March 31, 2016 ($18.76).

(3)

The number of RSUs ultimately awarded to the Company’s non-employee directors (subject to shareholder approval of the Amended Plan) will be determined based upon the closing price of our common stock on the grant date, with the aggregate grant date fair value of all such awards being equal to $600,000.

(4)

The number of performance units represents the target amount (100%) of performance units to be awarded (subject to shareholder approval of the Amended Plan) as 2016 Long Term Incentive Plan awards. Recipients of performance units are eligible to earn up to a maximum of 200% of the target level depending upon the Company’s performance against two pre-determined performance metrics.

Going forward, because awards under the Amended Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our employees and non-employee directors are not presently determinable.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2015 with respect to our equity compensation plans (in thousands, except per share prices):

EQUITY COMPENSATION PLAN INFORMATION(1)

	(a)(2)	(b)(3)	(c)(4)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,116,458	$16.83	2,069,032
Equity compensation plans not approved by security holders	--	--	--

Total	1,116,458	$16.83	2,069,032

(1)

Includes the Equity Plan. For additional information concerning our equity compensation plans, see the discussion in Note 8 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)

Represents awards, including RSUs, performance unit awards and PRAs granted under the Equity Plan (which includes awards originally granted under our 2012 Long Term Performance Plan and 2012 Directors Stock Incentive Plan, which were merged into the Equity Plan) as well as awards, including stock options and RSUs, granted by L-3 under L-3’s existing plans prior to the 2012 spin-off of the Company from L-3, which we assumed under each outstanding option to purchase L-3 common stock and each L-3 RSU held by our employees. Other than the assumption of L-3 stock options in connection with the spin-off, we have not granted any stock options. The number of shares of our common stock to be issued in respect of performance unit awards and PRAs has been calculated based on the assumption that the maximum levels of performance applicable to the performance unit awards will be achieved.

(3)	The calculation of the weighted average exercise price excludes the effect of RSU awards, performance unit awards and PRAs, which were granted to our employees at no cost.

(4)

Includes 2,069,032 shares of our common stock available for future issuance under the Equity Plan. Each share of our common stock issued under a “full value” award (i.e., all awards other than stock options or SARs) after March 26, 2013 under the Equity Plan is counted as 1.68 shares for purposes of calculating the number of shares available for future issuance under the Equity Plan.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 4 is necessary to approve the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 4 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 4.

Our Board unanimously recommends that stockholders vote “FOR” the approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan.

PROPOSAL 5    APPROVAL OF THE ENGILITY HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Engility Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). Our Board adopted the ESPP on March 20, 2016, subject to stockholder approval. The ESPP will become effective on July 1, 2016, subject to approval by our stockholders. The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the ESPP is to provide our employees the opportunity to purchase our common stock through accumulated payroll deductions. We believe that the ESPP will be a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company. If the ESPP is approved by our stockholders, the first offering period under the ESPP will begin on July 1, 2016.

SUMMARY OF THE ESPP

A summary of the principal features of the ESPP is set forth below and qualified by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix B.

ADMINISTRATION

The ESPP will be administered by our Compensation Committee, which consists of members of the Board each of whom is intended to qualify as independent under the applicable exchange rules. The plan administrator has broad authority to interpret the ESPP and to make determinations with respect to the eligibility to participate, the amount of contributions permitted, the exercise price of awards, and all other matters of administration.

COMMON STOCK RESERVED FOR ISSUANCE UNDER THE ESPP

The Company will initially reserve 1,000,000 shares of stock for issuance upon exercise of the options granted under the ESPP. The common stock made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.

ELIGIBLE EMPLOYEES

Our employees and employees of our participating subsidiaries, except (i) casual employees, (ii) on-call employees, (iii) interns and (iv) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens), unless on United States based payroll, are eligible to participate in the ESPP. Participating subsidiaries include all entities (other than the Company), of which 50% or more of the voting power of its equity securities or equity interests are owned directly or indirectly by the Company, that are authorized to adopt the ESPP by the Board and that actually adopt the ESPP. As of March 31, 2016, approximately 5,474 employees of our company or our participating subsidiaries were eligible to participate in the ESPP.

PARTICIPATION

Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of common stock between 1% and 10% of their base pay during an offering period, provided that employees may not accrue the right to purchase during any calendar year stock under the ESPP having a fair market value of greater than $25,000. Options granted under the ESPP are automatically exercised on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period. In addition, no individual participant may purchase more than 5,000 shares of common stock during any offering period. Participation in the ESPP is voluntary.

OFFERING AND PURCHASE PERIODS

Under the ESPP, employees are offered the option to purchase shares of common stock at a discount to fair market value during offering periods designated by the plan administrator. The initial offering period will commence on July 1, 2016 and end on December 31, 2016, and the subsequent offering periods will be successive six month periods commencing on each January 1st and July 1st to occur following the commencement of the initial offering period. Eligible employees may not participate in more than one offering period at a time, and no eligible employee participating in an offering period may participate in any subsequent offering period that commences prior to the completion of the former offering period.

SHARE PURCHASES

Shares are purchased on each exercise date occurring during an offering period. The exercise dates for each offering period will be the last trading day of each offering period. Unless otherwise established by the plan administrator prior to the start of an offering period, the exercise price will be 90% of the “closing market price” as of the exercise date, defined as the volume weighted average of the closing price of our common stock as reported in the consolidated trading of the NYSE-listed securities for the last 5 trading days of the offering period. On March 31, 2016, the closing price of our common stock on the New York Stock Exchange was $18.76 per share.

Unless a participant has previously canceled his or her participation in the ESPP and elected to withdraw all of the funds then credited to his or her ESPP account, or the participant’s employment terminates prior to the exercise date, an amount equal to the amount credited to his or her ESPP account will be used to purchase the maximum number of whole and fractional shares of common stock that can be purchased based on the amount credited to such participant’s account on the exercise date, subject to individual and aggregate share limitations under the applicable offering and purchase periods established by the plan administrator.

A participant may cancel his or her payroll deduction authorization and elect to withdraw from the ESPP, up to 14 days prior to the exercise date during the applicable offering period, by withdrawing the balance of such participant’s ESPP account.

TERMINATION OF ELIGIBILITY AND TRANSFERABILITY

If a participant ceases to be an eligible employee for any reason except death or disability during an offering period, he or she will be deemed to have elected to withdraw from the ESPP and any amounts credited to the participant’s ESPP account will be returned to the participant. If a participant ceases to be an eligible employee due to death or disability during an offering period, such participant may elect to withdraw the balance in his ESPP account up to 14 days prior to the exercise date during such offering period. If no withdrawal is elected, any money remaining in such participant’s ESPP account will be used to purchase shares of stock in accordance with the ESPP.

RESTRICTIONS ON SALE

Unless another period is designated by the plan administrator in advance of any applicable offering period, any shares of common stock purchased under the ESPP may not be sold, transferred or otherwise disposed of by an actively employed participant (or their legal representative or estate, as applicable) for six months following the applicable exercise date. The plan administrator may, in its sole discretion, place additional restrictions on the sale or transfer of shares of common stock purchased under the ESPP during any offering period.

ADJUSTMENTS

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination or exchange of shares or any other changes in corporate structure, the plan administrator will (subject to direction by the Board) equitably and proportionately adjust the number of shares authorized for issuance and awards under the ESPP to reflect the results of such transaction.

AMENDMENT OR TERMINATION OF THE ESPP

The Board has the right to amend or terminate the ESPP at any time and from time to time to the extent that it deems advisable, without notice to ESPP participants. However, without the approval of the Company’s stockholders within one year before or after action by the Board, the Board may not amend the ESPP to increase the number of shares reserved under the ESPP (other than as set forth under the heading “Adjustments” above), alter the designation of entities whose employees are permitted to participate in the ESPP (except as permitted by applicable law), or alter the granting corporation or the stock available for purchase under the ESPP.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under our ESPP.

For federal income tax purposes, a participant generally will not recognize taxable income on the grant of an option under the ESPP, nor will the Company be entitled to any deduction at that time. Upon the exercise of an ESPP option, a participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the shares of common stock on the exercise date and the purchase price paid for the shares. A participant’s basis in shares of common stock received on exercise, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be the fair market value of the shares of common stock on the date the participant exercises his or her option.

Upon the subsequent sale of the shares acquired upon the exercise of an ESPP option, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them).

The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice, and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

NEW PLAN BENEFITS

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 5 is necessary to approve the Engility Holdings, Inc. Employee Stock Purchase Plan. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 5 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 5.

Our Board unanimously recommends that stockholders vote “FOR” the approval of the Engility Holdings, Inc. Employee Stock Purchase Plan.

GENERAL INFORMATION

OTHER BUSINESS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

Q.	How do I attend the 2016 Annual Meeting?

A.

We will be hosting the 2016 Annual Meeting of Stockholders at the Ritz Carlton Tysons Corner, 1700 Tysons Blvd, McLean, Virginia 22102. Stockholders of record as of the close of business on Thursday, March 31, 2016, or their duly appointed proxies, may attend the meeting.

Street name holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the Record Date (as defined below). Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the Annual Meeting. Registration will begin at 8 a.m., local time, and the Annual Meeting will commence at 9 a.m., local time.

Q:	Who is entitled to vote?

A:

Only stockholders of record on our books at the close of business on Thursday, March 31, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 31, 2016, we had 36,730,711 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 3750 Centerview Drive, Chantilly, Virginia 20151. If you would like to view the stockholder list, please call our Vice President, Deputy General Counsel and Corporate Compliance Officer, Jon Brooks, at (703) 708-1400 to schedule an appointment.

Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 are being made available to stockholders of record on or about April 12, 2016. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 12, 2015, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

Q:	How do I vote?

A:

For Proposal 1 (election of four nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 4 (approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan) and Proposal 5 (approval of the Engility Holdings, Inc. Employee Stock Purchase Plan) you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by voting in person at the Annual Meeting;

•	by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•

by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 25, 2016 to be counted.

Street Name Holders: If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of four nominees as directors), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 4 (approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan) and Proposal 5 (approval of the Engility Holdings, Inc. Employee Stock Purchase Plan) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3, 4 and 5 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote (or, in the case of Proposal 1, not being votes cast), would not have any effect on the outcome of the vote on Proposals 1, 3, 4 or 5.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies (Mark Stechschulte and Elizabeth Scott) will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•

FOR the election of William G. Tobin, Darryll J. Pines, David M. Kerko and Steven A. Denning as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2016 (Proposal 2);

•	FOR the non-binding, advisory vote on the compensation of the Company’s NEOs as disclosed in this proxy statement (Proposal 3);

•	FOR the approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan (Proposal 4); and

•	FOR the approval of the Engility Holdings, Inc. Employee Stock Purchase Plan (Proposal 5).

If other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Q:	What if I change my mind after I vote my shares?

A:

You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person while attending the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to our Senior Vice President, General Counsel and Corporate Secretary at 3750 Centerview Drive, Chantilly, Virginia 20151. Attendance at the Annual Meeting will not itself be deemed to revoke your proxy unless you vote in person while attending the Annual Meeting. If you attend the Annual Meeting in person and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in street name, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q:	How many shares must be present to hold the 2016 Annual Meeting?

A:

Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Q:	How many votes are needed to approve each item?

A:

Proposal 1 (election of four nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. “WITHHOLD AUTHORITY” votes and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 4 (approval of the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan) and Proposal 5 (approval of the Engility Holdings, Inc. Employee Stock Purchase Plan), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2, 3, 4 and 5. Broker non-votes will have no effect on the results of Proposals 3, 4 and 5 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” (or discretionary) item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

Q.	How do I submit a stockholder proposal for the 2017 Annual Meeting of Stockholders?

A:

The 2017 annual meeting of stockholders is expected to be held on or about May 25, 2017, although this date may change. Eligible stockholders interested in submitting a proposal, be it a nominee for director or otherwise, for inclusion in the proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2017 annual meeting of stockholders, stockholder proposals must be received by the Company at 3750 Centerview Drive, Chantilly, Virginia 20151, addressed to the Senior Vice President, General Counsel and Corporate Secretary of the Company, not later than December 13, 2016. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2017 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Amended and Restated Bylaws, summarized herein. In order for the proposal to be considered timely for the Company’s 2017 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 26, 2017 and not later than February 25, 2017); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last date a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by the Company’s Amended and Restated

Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Company’s secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Q:	Where do I find the voting results of the 2016 Annual Meeting?

A:

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the Annual Meeting. You can also go to our website at www.engilitycorp.com to access the Form 8-K.

DELIVERY AND VIEWING OF PROXY MATERIALS

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive our annual report and this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2015 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

ANNUAL REPORT

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, without exhibits. Please address all such requests to the attention of Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151. Exhibits will be provided upon written request to Mr. Miiller and payment of an appropriate processing fee.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.engilitycorp.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. In addition, we have retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $10,000 plus reasonable out-of-pocket expenses.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Thomas O. Miiller,

Senior Vice President, General Counsel and Corporate Secretary

April 12, 2016

APPENDIX A

ENGILITY HOLDINGS, INC.

SECOND AMENDED AND RESTATED

2012 LONG TERM PERFORMANCE PLAN

ENGILITY HOLDINGS, INC.

SECOND AMENDED AND RESTATED

2012 LONG TERM PERFORMANCE PLAN

SECTION 1. Purpose.

The purpose of this Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan (the “Plan”) is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

(a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Change in Control” means change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8(a), or the Board if the Board takes an action in place of such Committee.

“Corporation” means Engility Holdings, Inc.

“Director” means a member of the Board of Directors of the Corporation.

“Employee” means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“First Quarter” shall mean the period of calendar days during a given Performance Period that is equal to the lesser of (i) 25% of the full number of calendar days falling within such Performance Period or (ii) 90 days.

“Insider” means any person who is subject to Section 16(b) of the Exchange Act.

“Minimum Ownership Stock” means any Award of shares of Stock of the Corporation that are issued, in accordance with Section 4(a)(5), in lieu of cash compensation in order to satisfy applicable stock ownership guidelines from time to time in effect.

“Non-Employee Director” means a Director who is not an Employee.

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Participant” means a person who is granted an Award, pursuant to this Plan, that remains outstanding.

“Performance-Based Awards” is defined in Section 4(b).

“Performance Goals” means one or more of the following criteria or any combination thereof, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per share of Stock; (vi) book value per share of Stock; (vii) return on equity or assets; (viii) expense management (including without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables and days sales outstanding); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided (including cash flow yield or cash flow per share); (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) new business, recompete business and/or related win rates or business development targets; (xxi) orders or funded backlog, or book-to-bill ratios, and (xxi) total stockholder return. The foregoing criteria may relate to the Corporation, one or more of its Subsidiaries, one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Committee shall determine.

“Performance Period” means, with respect to any Performance Goal, the time period established by the Committee for the achievement of the performance targets in respect thereof.

“Restatement Effective Date” is defined in Section 10(c).

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Share Units” means the number of units under an Award (or portion thereof) that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award (or portion thereof) is measured.

“Stock” means shares of Common Stock of the Corporation, par value $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

(b) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any Employee, Director or any other non-Employee who provides services to or on behalf of the Corporation or any of its Subsidiaries, who is designated by the Committee to receive an Award.

SECTION 4. Awards.

(a) Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. Except with respect to Substitute Awards described in Section 7(d), the exercise price of each Nonqualified Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date that the Option is granted.

(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section thereof. The exercise price of each Incentive Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Code Section 424(d), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the exercise price per share of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the Stock subject to options shall be determined as of the date the Options were granted.

(3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on the appreciation in the value of the Stock or the Option over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. Except with respect to Substitute Awards described in Section 7(d), the minimum base price of a Stock Appreciation Right granted under this Plan shall not be less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted.

(4) Restricted Stock. Restricted Stock is an Award of issued shares of Stock of the Corporation (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

(5) Restricted Stock Units. A Restricted Stock Unit means rights granted to a Participant under Section 4(a) representing a number of hypothetical shares of Stock. Each Restricted Stock Unit shall represent the right of a Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a share of Stock as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Stock having a Fair Market Value equal to the payment to which the Participant has become entitled.

(6) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase or receive Stock, or provide other incentive Awards (including, but not limited to, Minimum Ownership Stock, Share Units, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan applicable to such Awards.

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, Awards denominated in cash or any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which may depend on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Performance-Based Awards shall be subject to the requirements of clauses (1) through (7) below, except that notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right intended to qualify as a Performance-Based Award shall not be subject to the requirements of clauses (2), (4), (5) and (6) below (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right”, respectively). An Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The Committee shall establish the Performance Goals and the Performance Periods for which they must be satisfied in order for a Participant to receive any portion of the Award. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee no later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code) and while the performance relating to the Performance Goal(s) remains substantially uncertain. The Committee may establish different performance objectives for each Performance Period, and may provide for multiple, overlapping Performance Periods hereunder. The Committee may provide, at the time when performance objectives are established with respect to a Performance Period (or at such later date as may be permitted under Section 162(m) of the Code), for the adjustment of such performance objectives as it deems equitable in recognition of unusual or infrequently occurring events affecting the Corporation, gain or loss on a disposal of a business segment, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine to be appropriate.

(3) Individual Limits. The maximum number of shares of Stock subject to all Qualifying Options and Qualifying Stock Appreciation Rights granted during a calendar year to any Employee shall be 700,000, and the maximum number of shares of Stock or Share Units that are subject to other Performance-Based Awards granted during a calendar year to an Employee shall be 700,000, in each case subject to adjustment as provided in Section 7. The maximum cash value of all Performance-Based Awards whose value is not determined by reference to shares of Stock that may be granted under the Plan in any calendar year is $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Code Section 162(m).

(4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of the Participant’s death or permanent disability or in the event of a Change in Control as provided in Section 7(b).

(5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). The Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

(6) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

(c) Non-Employee Directors. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Other Share-Based Awards, including unrestricted Stock and Share Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

SECTION 5. Shares of Stock Available Under Plan.

(a) Aggregate Limits on Shares. (i) Subject to adjustment as provided in Section 5(b), Section 5(c) or Section 7, the maximum number of shares of Stock that may be granted pursuant to all Awards under the Plan after the Restatement Effective Date is 4,000,000, minus any shares of Stock subject to Awards granted after May 1, 2016 under the Plan (the “Share Reserve”); and (ii) the maximum number of shares of Stock that may be issued pursuant to all Awards of Incentive Stock Options is 4,000,000.

(b) Share Usage for Full Value Awards. Solely for purposes of calculating the number of shares of Stock available for Award grants pursuant to Section 5(a)(i), each share of Stock subject to Awards granted pursuant to the Plan shall be counted as one and sixty eight one-hundredths (1.68) shares, other than Awards of Options and Stock Appreciation Rights which shall continue to be counted as one (1) share.

(c) Addbacks of Shares. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award shall again be available for grants of Awards under Section 5(a), whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. To the extent an Award is settled in cash in lieu of issuing shares of Stock subject thereto, the number of shares of Stock subject to such an Award (or portion thereof) may again be available for grants of Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Corporation, the shares so tendered or withheld shall again be available for grants of Awards under the Plan. The foregoing provisions of this Section 5(c) shall be added back on the basis set forth in Section 5(d) below. For the avoidance of doubt, the following shares of Stock shall not become available for Awards under the Plan: (1) shares tendered by Participants or withheld by the Corporation as full or partial payment to the Corporation upon exercise of Options or other Awards granted under the Plan; (2) shares of Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights under the Plan; (3) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations upon the exercise of Options or Stock Appreciation Rights under the Plan; and (4) shares of Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options under the Plan.

(d) Any shares of Stock that again become available for grant pursuant to Section 5(c) shall be added back as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan, and (ii) as 1.68 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated and any such accumulated fractional interests shall be rounded down to the nearest whole share.

(f) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

(g) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid at or prior to the time of the delivery of such Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock, or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made, and any shares of Stock so tendered or withheld for taxes will be at the minimum statutory rate, or if permitted by the Corporation, such other rate as will not cause adverse accounting consequences and is permitted under applicable withholding rules.

(h) Cashless Exercise. The Committee may also permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation’s receipt of a third party payment in full in cash (or in such other form as permitted under Section 5(f)) for the exercise price and the applicable withholding at or prior to the time of issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

(i) Limitations on Director Grants. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Corporation to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation, transactions or other special committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals, if any. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

(1) Transferability: Unless otherwise designated by the Committee, an Award shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative; provided, that the Committee shall not have the authority to provide for transfers for consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

(4) Maximum Term of Awards. No Option or Stock Appreciation Right may be exercised or converted to any extent or remain outstanding and unexercised, unconverted or unvested more than ten years after the date such Option or Stock Appreciation Right was initially granted. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law or any insider trading policy of the Corporation; provided, however, that during the extended exercise period the Option or Stock Appreciation Right may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or Stock Appreciation Right first would no longer violate such laws.

(b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Corporation, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m).

(2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, (1) the minimum vesting period for Awards of Restricted Stock shall be three years from the date of grant (or one year in the case of Restricted Stock Awards that are Performance-Based Awards) and (2) the vesting period of an Award of Restricted Stock may not be accelerated to a date that is within such minimum vesting period except in the event of the Participant’s death, permanent disability or retirement or in the event of a Change in Control; provided, however, that the foregoing limitations shall not apply to Awards to Non-Employee Directors (in their capacity as such).

(3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms; provided, that except in connection with an adjustment contemplated by Section 7, no such provisions of an Award Agreement shall permit a “Repricing” as defined in Section 8(d).

(4) Dividends and Dividend Equivalents: Any provisions providing for the payment of dividends or dividend equivalents on unissued shares of Stock or unpaid Share Units underlying an Award, on either a current or deferred or contingent basis, and either in cash or in additional shares of Stock; provided, however, that except under the circumstances set forth in Section 7 below, dividend equivalents may not be paid with respect to Awards of Options or Stock Appreciation Rights, and any dividend or dividend equivalent rights granted with respect to Other Share-Based Awards, including Performance-Based Awards and restricted stock units, shall not be paid unless and until the underlying shares of Stock to which such dividend or dividend equivalent rights relate vest.

(c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By accepting receipt of the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates, including but not limited to the incorporation of any applicable clawback policy adopted by the Board or the Committee at any time. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1) proportionately adjust any or all of:

(A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maximum limits and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(B) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

(C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(F) any other terms as are affected by the event; and/or

(2) provide for:

(A) an appropriate and proportionate cash settlement or distribution, or

(B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

The Committee shall act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value (based solely on the Fair Market Value of the Award), as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control, including the cancellation of any Options or Stock Appreciation Rights whose exercise price (or base price, as the case may be) is less than the Fair Market Value of a share of Stock on the date of the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term “change in control,” a change in control shall include and be deemed to occur upon the following events:

(1) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2) The sale of all or substantially all of the assets of the Corporation or of Engility Corporation or any successor thereto;

(3) The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of such transaction less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by the stockholders of the Corporation immediately prior to the event; or

(4) The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period. “Continuing Directors” shall mean any director of the Corporation who either (i) is a member of the Board on the Restatement Effective Date, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership” of the Corporation, a “change in the effective control” of the Corporation, or a “change in the ownership of a substantial portion of the assets” of the Corporation as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

(d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary (an “Acquisition”), directly or indirectly (such awards, “Substitute Awards”). Substitute Awards shall not be counted against the limitations set forth in Section 5(a) nor be added back pursuant to Section 5(c), provided that Substitute Awards issued in connection with the assumption of, or in substitution for, Incentive Stock Options shall be counted against the limits set forth in Section 5(a)(ii) of the Plan. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

SECTION 8. Administration.

(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board or subcommittee of the Compensation Committee as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b) Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Options, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Express Authority to Change Terms of Awards. The Committee may, at any time, alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 9 (subject to any applicable limitations thereunder), except that no amendment or cancellation of an Award may effect a Repricing of such Award, except in connection with an adjustment pursuant to Section 7 or with the prior approval of the Corporation’s shareholders. A “Repricing” means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is equal to or greater than the Fair Market Value of the underlying Stock in exchange for other Awards, cash or property. Without limiting the Committee’s authority under this plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including the prohibitions on Repricing set forth in this Section 8(d)), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 6(a)(4)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate.

(e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to make grants hereunder and to otherwise execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. Amendment and Termination of this Plan.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or, to the extent applicable, a Beneficiary, a Participant’s family member or a trust (or similar estate planning entity) established for the benefit of a Participant and/or one or more of the Participant’s family members entitled to an Award. Notwithstanding the above, any amendment that would (i) materially increase the aggregate number of shares of Stock or other equity interest(s) that may be issued hereunder, (ii) materially modify the requirements as to eligibility for participation in this Plan, (iii) effect a Repricing, or (iv) otherwise require shareholder approval under the listing standards of the New York Stock Exchange (or such other principal market in which the Corporation’s shares are traded) or any other law or regulation, shall be subject to shareholder approval.

SECTION 10. Miscellaneous.

(a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

(b) Rights of Employees.

(1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

(2) No Assurance of Employment or Other Service Relationship. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment or services of a person with or without cause.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and will amend and restate the previous plan as set forth herein effective as of the date on which the Corporation’s public shareholders approve the Plan (the “Restatement Effective Date”); provided, that the previous plan shall remain in effect in the event the Corporation’s public shareholders fail to approve this Plan. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after the tenth anniversary of the Restatement Effective Date; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Awards to Non-U.S. Participants. The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.

(f) Section 409A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of Employment. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

(g) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by, and construed in accordance with, the laws of the State of Delaware and applicable Federal law.

(h) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

(i) Corporation Clawback Policy. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Corporation may require the Participant to return shares of Stock (or the value of such Stock when originally released to Participant), dividends paid thereon and any other amount required by law to be returned, in the event that such repayment is required in order to comply with any Corporation compensation recovery (or other clawback) policy as then in effect or any laws or regulations relating to restatements of the Corporation’s publicly-reported financial results.

APPENDIX B

ENGILITY HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

INTRODUCTION

1.1 ESTABLISHMENT OF PLAN. Engility Holdings, Inc., a Delaware corporation (the “Company”), adopts the following nonqualified employee stock purchase plan for its eligible employees. This Plan shall be known as the Engility Holdings, Inc. Employee Stock Purchase Plan.

1.2 PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become stockholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3 QUALIFICATION. This Plan is not intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code.

1.4 RULE 16B-3 COMPLIANCE. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

ARTICLE II.

DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 BOARD OF DIRECTORS. The Board of Directors of the Company.

2.2 CLOSING MARKET PRICE. The volume weighted average of the closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange listed securities for the last five (5) trading days of the Option Period; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3 CODE. The Internal Revenue Code of 1986, as amended from time to time.

2.4 COMMENCEMENT DATE. The first day of each Option Period. The first Commencement Date shall be July 1, 2016.

2.5 CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contributions, pursuant to Article V.

2.6 EFFECTIVE DATE. July 1, 2016.

2.7 EMPLOYEE. Each employee of the Employer except (i) casual employees, (ii) on-call employees, (iii) interns and (iv) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens), unless on United States based payroll. The Administrator may determine, as to any Option Period, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

2.8 EMPLOYER. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan.

2.9 ENTITY. Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, business trust, unincorporated organization, government or political subdivision thereof or other entity.

2.10 EXERCISE DATE. The last trading date of each Option Period on the New York Stock Exchange.

2.11 EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.12 FIVE-PERCENT STOCKHOLDER. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock or equity interests of the Company or any parent or Subsidiary thereof. In determining this five percent (5%) test, shares of stock or equity interests which the Employee may purchase under outstanding options, as well as stock or equity interests attributed to the Employee under Section 424(d) of the Code, shall be treated as stock or equity interests owned by the Employee in the numerator, but shares of stock or equity interests which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.13 GRANT DATE. The first trading date of each Option Period on the New York Stock Exchange.

2.14 OPTION PERIOD. Shall mean the period established in advance by the Plan Administrator during which payroll deductions shall be collected to purchase Stock pursuant to an offering under this Plan. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Plan’s Option Periods shall mean successive periods of six (6) consecutive months (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31.

2.15 PARTICIPANT. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.16 PLAN. The Engility Holdings, Inc. Employee Stock Purchase Plan.

2.17 PLAN ADMINISTRATOR. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.18 STOCK. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan, including shares of common stock purchased by the Company for issuance hereunder through the open market.

2.19 SUBSIDIARY. Any Entity (other than the Company) of which more than 50% of the voting power of its equity securities or equity interests are owned directly or indirectly by the Company.

ARTICLE III.

STOCKHOLDER APPROVAL

3.1 STOCKHOLDER APPROVAL REQUIRED. This Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2 STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the stockholders of the Company, no amendment to this Plan shall (i) increase the number of shares reserved under the Plan, other than as provided in Section 10.3, (ii) alter the designation of Entities whose employees shall be permitted to participate in the Plan, except as permitted by applicable law or (iii) alter the granting corporation or the Stock available for purchase under the Plan. Approval by stockholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options and comply with any other applicable law or listing standards.

ARTICLE IV.

ELIGIBILITY AND PARTICIPATION

4.1 CONDITIONS. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he is initially employed by the Employer. No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2 APPLICATION FOR PARTICIPATION. The Company will make available to each Employee who becomes eligible to participate in the Plan a summary of the Plan and the Plan document. If such Employee elects to participate hereunder, he shall complete an enrollment form (or on-line enrollment process as determined by the Plan Administrator) and file it with the Employer or the third party plan administrator appointed by the Plan Administrator, no later than fifteen (15) days prior to the next Commencement Date (the “Enrollment Period”). The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of ten percent (10%) of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3 DATE OF PARTICIPATION. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4 ACQUISITION OR CREATION OF SUBSIDIARY. Except as otherwise provided (i) in a written notice provided by the Plan Administrator prior to a Commencement Date or (ii) pursuant to the terms of an applicable merger, asset, stock or other similar acquisition agreement, if an Entity is acquired by the Company or another Employer so that the acquired Entity becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall become an Employer and its Employees shall become eligible to participate in the Plan on the first reasonably practicable Commencement Date following the acquisition or creation of the Subsidiary (taking into consideration such factors as conversion of payroll systems, assumption of other benefit plans and other administrative matters), but in no event later than the second Commencement Date occurring after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a date later than the second Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with applicable law or listing standards.

ARTICLE V.

CONTRIBUTION ACCOUNT

5.1 EMPLOYEE CONTRIBUTIONS. The enrollment form signed or executed on-line, as determined by the Plan Administrator, by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than one percent (1%) of the Participant’s base pay on the Commencement Date nor more than an amount which is up to ten percent (10%) of the Participant’s base pay on the Commencement Date. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of ten percent (10%) of base pay). The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan, as applicable. Unless otherwise determined by the Plan Administrator with respect to an Option Period, the dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2 MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form or on-line form with the Employer or third party administrator, as determined by the Plan Administrator, during the applicable Enrollment Period designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 16 through June 30 and December 17 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing or made on-line, as determined by the Plan Administrator, or on such forms as provided by the Employer and shall become effective immediately. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3 WITHDRAWAL OF CONTRIBUTIONS. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 16 through June 30 and December 17 through December 31). Withdrawn funds will be returned to the employee through payroll, as soon as administratively practical typically within two pay periods. The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4 LIMITATIONS ON CONTRIBUTIONS. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed ten percent (10%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest. The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time.

ARTICLE VI.

ISSUANCE AND EXERCISE OF OPTIONS

6.1 RESERVED SHARES OF STOCK. The initial maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million (1,000,000). Shares of Stock issued under the Plan shall consist of authorized but unissued shares, reacquired shares, including in the open market, or any combination thereof. If an outstanding option for any reason expires or is terminated or canceled without having been exercised in full or for any reason is no longer exercisable in full or in part, the shares of Stock allocable to the unexercised portion of such option shall again be available for issuance under the Plan.

6.2 ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3 DETERMINATION OF EXERCISE PRICE. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be ninety percent (90%) of the Closing Market Price of the Stock on the Exercise Date. The Plan Administrator, in its sole discretion, shall determine the percentage of the Exercise Price and the date or dates upon which such Exercise Price will be based for each Option Period and shall provide notice of such provisions to Participants prior to the Commencement Date of each Option Period.

6.4 PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole and fractional shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account.

6.5 TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including any applicable tax withholding obligations, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

6.6 LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:

(a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date, subject to the limit provided for in Section 6.6(b) herein, shall be five thousand (5,000) shares. This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3. Any amounts contributed by a Participant during an Option Period which may not be used to purchase Stock due to the share limit under this Section 6.6(a) shall be returned to the participant in cash, without interest.

(b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other employee stock purchase plan of the Employer, a parent or a Subsidiary) having a fair market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased).

(c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7 WITHHOLDING OF TAXES. Upon the Exercise Date, the Company shall have the right and is hereby authorized to satisfy any applicable withholding obligations or withholding taxes (“Withholding Taxes”), including any federal Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer’s minimum statutory withholding, with respect to the Participant’s purchase of Stock. Participants will be required to pay withholding and employment taxes on the Exercise Date on the amount of the discount received on the Shares due to the nonqualified status of the Plan.

6.8 PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.9 STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

ARTICLE VII.

TERMINATION OF PARTICIPATION

7.1 TERMINATION OF EMPLOYMENT. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death or disability shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option not yet exercised during such Option Period by a terminated Participant shall be null and void.

7.2 DEATH. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from June 16 through June 30 and December 17 through December 31). In the event no election to withdraw is made on or before the June 16 or December 17 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.

7.3 DISABILITY. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from June 16 through June 30 and December 17 through December 31). In the event no election to withdraw is made on or before the June 16 or December 17 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.

ARTICLE VIII.

OWNERSHIP OF STOCK

8.1 ISSUANCE OF STOCK. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period (less any shares of Stock withheld pursuant to Section 6.7). Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2 RESTRICTIONS ON SALE. Unless another period is designated by the Plan Administrator in advance of the Commencement Date of an Option Period, as discussed below, any shares of Stock purchased under the Plan may not be sold, transferred or otherwise disposed of by an actively employed Participant (or their legal representative or estate, as applicable) for six (6) months following the applicable Exercise Date (the “Restricted Period”). Terminated Participants (or their legal representative or estate, as applicable) are not subject to the restrictions on resale following their termination date. The Plan Administrator may, in its sole discretion, place additional restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period (including the designation of a new Restricted Period) by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The additional restrictions may, among other things, change the Restricted Period to a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). Certificates issued pursuant to Section 8.1 for shares that are restricted, shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction (including a description of the Restricted Period). Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, the Restricted Period and such other restrictions and exceptions applicable to the Stock shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate any restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.3 TRANSFER OF OWNERSHIP. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

ARTICLE IX.

ADMINISTRATION AND AMENDMENT

9.1 ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.2. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 AMENDMENT. The Board of Directors of the Company may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2, or as may be required to otherwise comply with any applicable tax or regulatory requirement, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.

MISCELLANEOUS

10.1 EXPENSES. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2 NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3 ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4 EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5 LIMIT ON LIABILITY. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6 GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7 GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware.

10.8 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.9 SEVERABILITY. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

IN WITNESS WHEREOF, the Company has adopted this Plan as of the 20th day of March, 2016, to be effective as of the Effective Date.

[Signature appears on the next page.]

ENGILITY HOLDINGS, INC.

By:	/s/ Thomas O. Miiller
Name:	Thomas O. Miiller
Title:	Senior Vice President, General Counsel and Corporate Secretary

ENGILITY HOLDINGS, INC. 3750 CENTERVIEW DRIVE CHANTILLY, VA 20151

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Engility Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Engility Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06746-P76720-Z67462                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 4 AND 5.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	William G. Tobin
	02)	Darryll J. Pines
	03)	David M. Kerko
	04)	Steven A. Denning
Vote on Proposals									For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016								☐	☐	☐
3.	Advisory vote to approve named executive officer compensation								☐	☐	☐
4.	To approve the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan								☐	☐	☐
5.	To approve the Engility Holdings, Inc. Employee Stock Purchase Plan								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Items 1, 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E06747-P76720-Z67462

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Mark Stechschulte and Elizabeth Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 26, 2016, at the Ritz Carlton Tysons Corner, 1700 Tysons Blvd, McLean, VA 22102, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side